                                                                  Exhibit 4.2
                                      Form of Pooling and Servicing Agreement

=============================================================================





                       POOLING AND SERVICING AGREEMENT



                                    among



                      FINANCIAL ASSET SECURITIES CORP.,
                                as Depositor,


                           ______________________,
                                 as Trustee,


                           ______________________,
                                 as Servicer,


                                     and


                           ______________________,
                              as Backup Servicer



                           Dated as of ____________



                          FASCO AUTO TRUST 199__-__

                 ________% Asset Backed Certificates, Class A
                 ________% Asset Backed Certificates, Class B








============================================================================

                              TABLE OF CONTENTS
                                                                         Page
                                                                         ____
                                  ARTICLE I
                                 Definitions

Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.02.  Other Definitional Provisions  . . . . . . . . . . . . . .  12



                                  ARTICLE II
               Creation of the Trust; Conveyance of Receivables

Section 2.01.  Creation of Trust  . . . . . . . . . . . . . . . . . . . .  12
Section 2.02.  Conveyance of Initial Receivables  . . . . . . . . . . . .  12
Section 2.03.  Conveyance of Subsequent Receivables . . . . . . . . . . .  13
Section 2.04.  Acceptance by Trustee  . . . . . . . . . . . . . . . . . .  15

                                 ARTICLE III
                               The Receivables

Section 3.01.  Representations and Warranties of _____________  . . . . .  15
Section 3.02.  Representations and Warranties of the Depositor  . . . . .  16
Section 3.03.  Repurchase upon Breach . . . . . . . . . . . . . . . . . .  16
Section 3.04.  Custody of Receivable Files  . . . . . . . . . . . . . . .  17

                                  ARTICLE IV
                 Administration and Servicing of Receivables

Section 4.01.  Duties of the Servicer . . . . . . . . . . . . . . . . . .  18
Section 4.02.  Collection and Allocation of Receivable Payments . . . . .  18
Section 4.03.  Realization upon Receivables . . . . . . . . . . . . . . .  18
Section 4.04.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 4.05.  Maintenance of Security Interests in Financed
Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 4.06.  Covenants of Servicer  . . . . . . . . . . . . . . . . . .  19
Section 4.07.  Purchase of Receivables upon Breach  . . . . . . . . . . .  19
Section 4.08.  Servicing Fee  . . . . . . . . . . . . . . . . . . . . . .  19
Section 4.09.  Servicer's Certificate . . . . . . . . . . . . . . . . . .  19
Section 4.10.  Annual Statement as to Compliance; Notice of
               Default  . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 4.11.  Annual Independent Certified Public Accountants'
               Report . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 4.12.  Servicer Expenses  . . . . . . . . . . . . . . . . . . . .  20
Section 4.13.  Appointment of Subservicer . . . . . . . . . . . . . . . .  20
Section 4.14.  Oversight of Servicing . . . . . . . . . . . . . . . . . .  21
Section 4.15.  Duties of the Backup Servicer  . . . . . . . . . . . . . .  21

                                  ARTICLE V
                        Accounts; Application of Funds

Section 5.01.  Accounts . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 5.02.  Reserve Account  . . . . . . . . . . . . . . . . . . . . .  22
Section 5.03.  Account Property . . . . . . . . . . . . . . . . . . . . .  24
Section 5.04.  Application of Collections . . . . . . . . . . . . . . . .  24
Section 5.05.  Application of Payaheads . . . . . . . . . . . . . . . . .  24
Section 5.06.  Purchase Amounts . . . . . . . . . . . . . . . . . . . . .  25
Section 5.07.  Distributions  . . . . . . . . . . . . . . . . . . . . . .  25
Section 5.08.  Statements to Certificateholders . . . . . . . . . . . . .  26
Section 5.09.  Accounting and Tax Returns . . . . . . . . . . . . . . . .  26

                                  ARTICLE VI
                               The Certificates

Section 6.01.  The Certificates . . . . . . . . . . . . . . . . . . . . .  27
Section 6.02.  Registration of Transfer and Exchange  . . . . . . . . . .  27
Section 6.03.  Certain Transfer Restrictions  . . . . . . . . . . . . . .  28
Section 6.04.  Mutilated, Destroyed, Lost or Stolen Certificates  . . . .  28
Section 6.05.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . .  28
Section 6.06.  Access to List of Certificateholders' Names and
               Addresses. . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 6.07.  Maintenance of Office or Agency  . . . . . . . . . . . . .  29
Section 6.08.  Book-Entry Certificates  . . . . . . . . . . . . . . . . .  29
Section 6.09.  Notices to Clearing Agency . . . . . . . . . . . . . . . .  30
Section 6.10.  Definitive Certificates  . . . . . . . . . . . . . . . . .  30

                                 ARTICLE VII
                                The Depositor

Section 7.01.  Depositor's Representations  . . . . . . . . . . . . . . .  30
Section 7.02.  Corporate Existence  . . . . . . . . . . . . . . . . . . .  31
Section 7.03.  Liabilities of Depositor . . . . . . . . . . . . . . . . .  32
Section 7.04.  Merger or Consolidation of, or Assumption of the
               Obligations of, Depositor. . . . . . . . . . . . . . . . .  32
Section 7.05.  Limitation on Liability of Depositor and Others  . . . . .  33
Section 7.06.  Depositor May Own Certificates . . . . . . . . . . . . . .  33
Section 7.07.  Sale of Receivables  . . . . . . . . . . . . . . . . . . .  33

                                 ARTICLE VIII
                        The Servicer; Backup Servicer

Section 8.01.  Representations of Servicer  . . . . . . . . . . . . . . .  33
Section 8.02.  Indemnities of Servicer  . . . . . . . . . . . . . . . . .  34
Section 8.03.  Merger or Consolidation of, or Assumption of the
               Obligations of, Servicer . . . . . . . . . . . . . . . . .  35
Section 8.04.  Limitation on Liability of Servicer and Others . . . . . .  35
Section 8.05.  _____________ Not To Resign as Servicer  . . . . . . . . .  36
Section 8.06.  Representations of Backup Servicer . . . . . . . . . . . .  36
Section 8.07.  Merger or Consolidation of, or Assumption of the
               Obligations of, Backup Servicer. . . . . . . . . . . . . .  36
Section 8.08.  Resignation as Backup Servicer . . . . . . . . . . . . . .  36

                                  ARTICLE IX
                                    Default

Section 9.01.  Servicer Default . . . . . . . . . . . . . . . . . . . . .  37
Section 9.02.  Appointment of Successor . . . . . . . . . . . . . . . . .  38
Section 9.03.  Notification to Certificateholders . . . . . . . . . . . .  38
Section 9.04.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . .  38

                                  ARTICLE X
                                 The Trustee

Section 10.01. Duties of Trustee  . . . . . . . . . . . . . . . . . . . .  39
Section 10.02. Certain Matters Affecting Trustee  . . . . . . . . . . . .  40
Section 10.03. Trustee Not Liable for Certificates or
               Receivables  . . . . . . . . . . . . . . . . . . . . . . .  40
Section 10.04. Trustee May Own Certificates . . . . . . . . . . . . . . .  41
Section 10.05. Trustee's Fees and Expenses  . . . . . . . . . . . . . . .  41
Section 10.06. Eligibility Requirements for Trustee . . . . . . . . . . .  41
Section 10.07. Resignation or Removal of Trustee  . . . . . . . . . . . .  41

Section 10.08. Successor Trustee  . . . . . . . . . . . . . . . . . . . .  42
Section 10.09. Merger or Consolidation of Trustee . . . . . . . . . . . .  42
Section 10.10. Appointment of Co-Trustee or Separate Trustee  . . . . . .  42
Section 10.11. Representations and Warranties of Trustee  . . . . . . . .  43

                                  ARTICLE XI
                                 Termination

Section 11.01. Termination of the Trust . . . . . . . . . . . . . . . . .  44
Section 11.02. Optional Purchase of All Receivables . . . . . . . . . . .  44

                                 ARTICLE XII
                           Miscellaneous Provisions

Section 12.01. Amendment  . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 12.02. Protection of Title to Trust . . . . . . . . . . . . . . .  45
Section 12.03. Separate Counterparts  . . . . . . . . . . . . . . . . . .  46
Section 12.04. Limitation on Rights of Certificateholders . . . . . . . .  46
Section 12.05. Governing Law  . . . . . . . . . . . . . . . . . . . . . .  47
Section 12.06. Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 12.07. Severability of Provisions . . . . . . . . . . . . . . . .  47
Section 12.08. Assignment . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 12.09. Third-Party Beneficiaries  . . . . . . . . . . . . . . . .  48
Section 12.10. Certificates Nonassessable and Fully Paid  . . . . . . . .  48
Section 12.11. Limitations on Rights of Others  . . . . . . . . . . . . .  48
Section 12.12. Headings . . . . . . . . . . . . . . . . . . . . . . . . .  48

SCHEDULE I     Schedule of Receivables  . . . . . . . . . . . . . . . . . I-1
SCHEDULE II    Location of Receivables Files  . . . . . . . . . . . . .  II-1

EXHIBIT A Form of Class A Certificate . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B Form of Class B Certificate . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C Form Of Depository Agreement  . . . . . . . . . . . . . . . . . C-1
EXHIBIT D Form of Servicer's Certificate  . . . . . . . . . . . . . . . . D-1
EXHIBIT E Receivable Files Checklist  . . . . . . . . . . . . . . . . . . E-1
EXHIBIT F Form of Depositor's Receivable Assignment . . . . . . . . . . . F-1
EXHIBIT G Form of Subsequent Transfer Assignment  . . . . . . . . . . . . G-1
EXHIBIT H Representations and Warranties of ____________
          under Section 3.02(b) of the Receivables Purchase
          Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . H-1

     POOLING AND SERVICING AGREEMENT dated as of ____________, among FINANCIAL ASSET SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), ____________, a ____________
corporation, as servicer (the "Servicer"), and ____________, a ____________ banking corporation, as trustee and backup servicer (in its capacity as trustee, the "Trustee"; and in its capacity as backup servicer, the "Backup Servicer").

                                   RECITALS

     WHEREAS the Depositor has purchased a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts originated or acquired from retail motor vehicle dealers by ____________ in the ordinary course of its business;

     WHEREAS the Depositor wishes to transfer and assign such receivables to the Trust (as defined herein);

     WHEREAS the Depositor intends to purchase from ______________________ additional receivables arising from motor vehicle retail installment sale contracts and to transfer such additional receivables to the Trust;

     WHEREAS ______________________ is willing to service such receivables, and ______________________ is willing to act as Backup Servicer with respect to such receivables and as Trustee of the Trust;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE I

                                 Definitions
                                 -----------

     Section 1.01.  Definitions.  Whenever used in this Agreement,
                    -----------
the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Account Property" means any account established and
      ----------------
maintained pursuant to Article V, all amounts and investments held from time to time in any such account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

     "Accounts" means the Collection Account, the Reserve Account
      --------
and the Pre-Funding Account.

     "Addition Notice" means a notice of the Depositor's election
      ---------------
to transfer Subsequent Receivables to the Trust, which notice shall identify the applicable Subsequent Cutoff Date, Subsequent Transfer Date and the approximate aggregate Principal Balance of the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date.

     "Affiliate" means, with respect to any specified Person, any
      ---------
other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Pooling and Servicing Agreement.
      ---------

     "Amount Financed" means, with respect to any Receivable, the
      ---------------
amount advanced under the related Contract toward the purchase price of the Financed Vehicle.

     "Annual Percentage Rate" or "APR" of a Receivable means the
      ----------------------      ---
annual rate of finance charges stated in the related Contract.

     "Backup Servicer" means ______________________ or
      --------------
its successor in interest pursuant to Section 8.07 or such other
Person as shall have been appointed as Backup Servicer hereunder.

     "Basic Documents" means the Receivables Purchase Agreement,
      ---------------
this Agreement, the Transfer Agreement and the Security Agreement.

     "Benefit Plan" has the meaning set forth in Section 6.03(b).
      ------------

     "Book-Entry Certificates" means beneficial interests in the
      -----------------------
Certificates, ownership and transfers of which shall be registered through book entries by a Clearing Agency as described in Section
6.08.

     "Certificate" means either a Class A Certificate or a Class B
      -----------
Certificate.

     "Certificate Balance" means the aggregate of the Class A
      -------------------
Certificate Balance and the Class B Certificate Balance.

     "Certificate Owner" means, with respect to a Book-Entry
      -----------------
Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

     "Certificate Pool Factor" means, with respect to each class of
      -----------------------
Certificates as of the close of business on the last day of each Collection Period, a seven-digit decimal figure equal to the outstanding principal amount of such class of Certificates (after giving effect to any reduction thereof to be made on the immediately following Distribution Date) divided by the original outstanding principal amount of such class of Certificates. The Certificate Pool Factor for each class of Certificates will be
1.0000000 as of the Closing Date and, thereafter, will decline to reflect reductions in the outstanding principal amount of such class of Certificates.

     "Certificate Register" and "Certificate Registrar" mean the
      --------------------       ---------------------
register maintained and the registrar appointed pursuant to Section
6.02.

     "Certificateholder" or "Holder" means a Person in whose name
      -----------------      ------
a Certificate is registered in the Certificate Register.

     "Class A Certificate" means a ____% Asset Backed Certificate,
      -------------------
Class A, evidencing a beneficial interest in the Trust, substantially in the form of Exhibit A.

     "Class A Certificate Balance" means, initially, $____________,
      ---------------------------
and, as of any date of determination thereafter, such initial Class A Certificate Balance reduced by all amounts previously distributed to Holders of the Class A Certificates and allocable to principal.

     "Class A Distributable Amount" means, with respect to each
      ----------------------------
Distribution Date, the Class A Interest Distributable Amount plus the Class A Principal Distributable Amount.

     "Class A Interest Carryover Shortfall" means, with respect to
      ------------------------------------
any Distribution Date, the excess of the sum of the Class A Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the
                                      2
amount in respect of interest that Holders of the Class A Certificates actually received on such preceding Distribution Date.

     "Class A Interest Distributable Amount" means, with respect to
      -------------------------------------
any Distribution Date, the sum of the Class A Monthly Interest Distributable Amount for such Distribution Date and the Class A Interest Carryover Shortfall with respect to such Distribution Date.

     "Class A Monthly Interest Distributable Amount" means, with
      ---------------------------------------------
respect to any Distribution Date, an amount equal to the product of
(i) one-twelfth, (ii) the Class A Pass-Through Rate and (iii) the Class A Certificate Balance on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to any amount distributed to Holders of the Class A Certificates on such preceding Distribution Date and allocable to principal.

     "Class A Monthly Principal Distributable Amount" means, with
      ----------------------------------------------
respect to any Distribution Date, the Class A Percentage of the Principal Distribution Amount.

     "Class A Pass-Through Rate" means ____% per annum, computed on
      -------------------------
the basis of a 360-day year consisting of twelve 30-day months.

     "Class A Percentage" means _____%.
      ------------------

     "Class A Principal Carryover Shortfall" means the amount, if
      -------------------------------------
any, as of the close of business on any Distribution Date, by which
(i) the Class A Monthly Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds (ii) the amount actually distributed to Holders of the Class A Certificates and allocable to principal on such date.

     "Class A Principal Distributable Amount" means, with respect
      --------------------------------------
to any Distribution Date, the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and the Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class A Principal Distributable Amount shall not exceed the Class A Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class A Principal Distributable Amount shall include the lesser of (a) the Class A Percentage of any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date and
(b) the amount that is necessary (after giving effect to the other amounts to be distributed to Holders of the Class A Certificates on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     "Class B Certificate" means a ____% Asset Backed Certificate,
      -------------------
Class B, evidencing a beneficial interest in the Trust, substantially in the form of Exhibit B.

     "Class B Certificate Balance" means, initially, $____________,
      ---------------------------
and, as of any date of determination thereafter, will equal the initial Class B Certificate Balance reduced by (i) all distributions made to Holders of the Class B Certificates and allocable to principal and (ii) Realized Losses allocable to Class B Certificateholders.

     "Class B Distributable Amount" means, with respect to each
      ----------------------------
Distribution Date, the Class B Interest Distributable Amount plus the Class B Principal Distributable Amount.

     "Class B Interest Carryover Shortfall" means, with respect to
      ------------------------------------
any Distribution Date, the excess of the sum of the Class B Interest Distributable Amount for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that Holders of the Class B Certificates actually received on such preceding Distribution Date.

     "Class B Interest Distributable Amount" means, with respect
      -------------------------------------
to any Distribution Date, the sum of the Class B Monthly Interest Distributable Amount for such Distribution Date and the Class B Interest Carryover Shortfall with respect to such Distribution Date.

     "Class B Monthly Interest Distributable Amount" means, with
      ---------------------------------------------
respect to any Distribution Date, an amount equal to the product of
(i) one-twelfth, (ii) the Class B Pass-Through Rate and (iii) the Class B Certificate Balance on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions and allocations of losses on such Distribution Date.

     "Class B Monthly Principal Distributable Amount" means, with
      ----------------------------------------------
respect to any Distribution Date, the Class B Percentage of the Principal Distribution Amount.

     "Class B Pass-Through Rate" means ________% per annum(. The
      -------------------------
distribution of interest received by Class B Certificateholders on each Distribution Date will consist of (a) the Class A Pass-Through Rate multiplied by the Class B Certificate Balance plus
(b) _______________; however, in no event shall the Class B Pass-Through Rate exceed ________% per annum), computed on the basis of a 360-day year consisting of twelve 30-day months.

     "Class B Percentage" means ________%.
      ------------------

     "Class B Principal Carryover Shortfall" means the amount, if
      -------------------------------------
any, as of the close of business on any Distribution Date, by which
(i) the Class B Monthly Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds (ii) the amount actually distributed to Holders of the Class B Certificates and allocable to principal on such date.

     "Class B Principal Distributable Amount" means, with respect
      --------------------------------------
to any Distribution Date, the sum of the Class B Monthly Principal Distributable Amount for such Distribution Date and the Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class B Principal Distributable Amount shall not exceed the Class B Certificate
Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Class B Principal Distributable Amount shall include the lesser of (a) the Class B Percentage of any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date and (b) the amount that is necessary (after giving effect to the other amounts to be distributed to Holders of the Class B Certificates on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     "Clearing Agency" means an organization registered as a
      ---------------
"clearing agency" pursuant to Section 17A of the Securities
Exchange Act of 1934, as amended.

     "Clearing Agency Participant" means a broker, dealer, bank,
      ---------------------------
other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means _________________________________.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended
      ----
from time to time, and Treasury Regulations promulgated thereunder.

     "Collection Account" means the account designated as such,
      ------------------
established and maintained pursuant to Section 5.01(a).

     "Collection Period" means a calendar month (in the case of the
      -----------------
first Distribution Date, the period from and including the Initial Cutoff Date to and including ______________________). As used herein, the

"related Collection Period" with respect to any Distribution Date or Determination Date means the calendar month immediately preceding the calendar month in which such Distribution Date or Determination Date, as applicable, occurs.

     "Computer Tape" means a computer tape generated by the
      -------------
Servicer which provides information relating to the Receivables.

     "Contract" means a motor vehicle retail installment sale
      --------
contract between a Dealer and one or more Obligors.

     "Corporate Trust Office" means the office of the Trustee at
      ----------------------
which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is located at _______________________________________________________,
or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Trustee (of which address such successor Trustee shall notify the Certificateholders and the Depositor).

     "Custodial Agreement" means the Custodial Agreement dated as
      -------------------
of ______________________, among the Trustee, the Servicer and ____________________________________________, as Custodian.

     "Custodian" means ______________________, as Custodian under
      ---------
the Custodial Agreement and any successor Custodian pursuant to the Custodial Agreement.

     "Cutoff Date" means the Initial Cutoff Date or a Subsequent
      -----------
Cutoff Date.

     "Dealer" means a dealer that sold a Financed Vehicle to an
      ------
Obligor and sold and assigned the related Receivable to the Originator under an existing agreement between it and the Originator.

     "Definitive Certificates" shall have the meaning specified in
      -----------------------
Section 6.08.

     "Delivery" when used with respect to Account Property means:
      --------

     (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either, subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

     (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary that is also a "depository" pursuant to applicable federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry securities held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

     (c) with respect to any item of Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of a financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian.

     "Depositor" means Financial Asset Securities Corp., a Delaware
      ---------
corporation, or its successors in interest to the extent permitted hereunder.

     "Depository Agreement" means the agreement dated ________,
      --------------------
between the Trustee and The Depository Trust Company, as the initial Clearing Agency, substantially in the form of Exhibit C.

     "Determination Date" means, with respect to each Distribution
      ------------------
Date, the ______________________ business day preceding such Distribution Date.

     "Distribution Date" means, with respect to each Collection
      -----------------
Period, the ________ day of the following calendar month or, if such ________ day is not a business day, the next succeeding business day, commencing on ______________________.

     "Eligible Deposit Account" means either (a) a segregated
      ------------------------
account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

     "Eligible Institution" means (a) the corporate trust
      --------------------
department of the Trustee or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (1) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of A-1+ or better by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the Federal Deposit Insurance Corporation.

     "Eligible Investments" mean book-entry securities, negotiable
      --------------------
instruments or securities represented by instruments in bearer or registered form which evidence:

     (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations thereof (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) shall have a short-term credit rating from each of the Rating Agencies in the highest investment category granted thereby;

     (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

     (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby;

     (e) any other investment with respect to which the Depositor or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings of the Class A Certificates.

     "ERISA" means the Employee Retirement Income Security Act of
      -----
1974, as amended.

     "Final Scheduled Distribution Date" means __________________.
      ---------------------------------

     "Final Scheduled Maturity Date" means ______________________.
      -----------------------------

     "Financed Vehicle" means an automobile, light-duty truck, van
      ----------------
or minivan, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

     "Funding Period" means the period beginning on and including
      --------------
the Closing Date and ending on the earliest to occur of (i) the Determination Date on which the amount on deposit in the Pre-Funding Account is reduced to less than $100,000, (ii) the date on which a Servicer Termination Event occurs, (iii) the date on which an Insolvency Event occurs with respect to First Merchants or the Depositor or (iv) the date that is 90 days after the Closing Date.

     "Initial Cutoff Date" means ______________________.
      -------------------

     "Initial Receivable" means any Receivable transferred to the
      ------------------
Trust on the Closing Date and listed on Schedule I.

     "Insolvency Event" means, with respect to a specified Person,
      ----------------
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Insurance Policies" means any physical damage, credit life,
      ------------------
disability, theft, mechanical breakdown, dual interest or guaranteed auto-protection insurance policies or coverage relating to the Financed Vehicles or Obligors.

     "Interest Distribution Amount" means, with respect to any
      ----------------------------
Distribution Date, the sum of the following amounts in respect of the related Collection Period, (a) that portion of all payments by or on behalf of Obligors on Receivables allocable to interest; (b) that portion of Liquidation Proceeds allocable to interest; (c) that portion of the aggregate Purchase Amounts allocable to interest; and (d) Investment Income for the related Collection Period with respect to amounts in the Collection Account.

     "Investment Income" means, with respect to any Distribution
      -----------------
Date, the investment earnings (net of losses and investment expenses) for the related Collection Period on amounts on deposit in the Collection Account, the Reserve Account or the Pre-Funding Account, as applicable.

     "Lien" means a security interest, lien, charge, pledge,
      ----
equity, or encumbrance of any kind, other than tax liens, mechanics' liens and other liens that attach to a Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Receivable" means any defaulted Receivable with
      ---------------------
respect to which the Servicer has determined in good faith that all amounts it expects to recover thereunder have been received or with respect to which the related Financed Vehicle has been realized upon and disposed of an the proceeds of such disposition have been received; provided, that any Receivable that is 120 or more days past due shall be deemed a Liquidated Receivable.

     "Liquidation Proceeds" means, with respect to any Liquidated
      --------------------
Receivable, all amounts realized on or with respect to such Liquidated Receivable, net of (i) reasonable expenses incurred by the Servicer in connection with the collection of the Receivable and the repossession and disposition of the Financed Vehicle and
(ii) amounts that are required by law to be refunded to the Obligor on such Receivable.

     "Moody's" means Moody's Investors Service, Inc., or its
      -------
successor.

     "Obligor" on a Receivable means the purchaser or co-purchasers
      -------
of the Financed Vehicle and any other Person or Persons who owes payments under the Receivable.

     "Officer's Certificate" means a certificate signed by the
      ---------------------
chairman of the board, the president, any executive vice president or any vice president of the Depositor or the Servicer, as appropriate.

     "Opinion of Counsel" means one or more written opinions of
      ------------------
counsel, who may be an employee of or counsel to the Depositor, the Servicer or the Backup Servicer, which counsel shall be acceptable to the Trustee or each Rating Agent, as applicable.

     "Payahead" means that portion of any payment received during
      --------
a Collection Period from or on behalf of an Obligor on a Precomputed Receivable that exceeds the scheduled monthly payment but is less than the amount required to prepay such Receivable in full.

     "Payahead Account" means the account designated as such,
      ----------------
established and maintained pursuant to Section 5.01(d).

     "Person" means any legal person, including any individual,
      ------
corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Physical Property" has the meaning assigned to such term in
      -----------------
the definition of "Delivery" above.

     "Pool Balance" means, with respect to each Determination Date,
      ------------
the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) as of the close of business on the last day of the related Collection Period, after giving effect to all collections for such Collection Period.

     "Precomputed Receivable" means any Receivable under which the
      ----------------------
portion of each payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or which is an actuarial Receivable.

     "Pre-Funded Amount" means, with respect to any date of
      -----------------
determination during the Funding Period, $__________, which is the amount to be deposited to the Pre-Funding Account on the Closing Date, minus any amounts withdrawn from the Pre-Funding Account during the Funding Period and applied by the Depositor to the purchase from First Merchants of Subsequent Receivables.
Investment Income with respect to funds on deposit in the Pre-Funding Account shall not constitute part of the Pre-Funded Amount, but shall be transferred from the Pre-Funding Account to the Collection Account at the end of each Collection Period and applied on the Distribution Date as a distribution of interest to Certificateholders.

     "Pre-Funding Account" means the account designated as such,
      -------------------
established and maintained pursuant to the Security Agreement.

     "Principal Balance" means (a) with respect to any Precomputed
      -----------------
Receivable as of the close of business on the last day of a Collection Period, the Amount Financed minus the sum of (i) that portion of all Scheduled Payments due on or prior to such day allocable to principal using the actuarial or constant yield method, (ii) any payment of the Purchase Amount with respect to the Precomputed Receivable allocable to principal and (iii) any prepayment in full applied to reduce the Principal Balance of the Precomputed Receivable and (b) with respect to any Simple Interest Receivable as of the close of business on the last day of a Collection Period, the Amount Financed minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) any payment of the Purchase Amount with respect to the Simple Interest Receivable allocable to principal.

     "Principal Distribution Amount" means, with respect to any
      -----------------------------
Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (a) that portion of all payments by or on behalf of Obligors on Receivables allocable to principal, including full and (with respect to Simple Interest Receivables only) partial prepayments and including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account and transferred to the Collection Account (but excluding amounts deposited into the Payahead Account during such Collection Period); (b) that portion allocable to principal of all Liquidation Proceeds with respect to Receivables that became Liquidated Receivables during such Collection Period, plus the amount of any losses realized with respect to such Liquidated Receivables; and
(c) that portion allocable to principal of the aggregate Purchase Amounts of all Receivables that became Purchased Receivables during such Collection Period.

     "Purchase Amount" means the amount, as of the close of
      ---------------
business on the last day of a Collection Period, required to prepay a Receivable in full under the terms thereof, including interest to the end of the month of purchase.

     "Purchased Receivable" means a Receivable purchased as of the
      --------------------
close of business on the last day of a Collection Period by ______________________ pursuant to Section 3.03 or the Servicer pursuant to Section 4.07.

     "Rating Agency" means _________________________________.
      -------------

     "Rating Agency Condition" means, with respect to any action,
      -----------------------
that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current ratings of the Certificates.

     "Receivable" means any Initial Receivable or Subsequent
      ----------
Receivable.

     "Receivable File" means the documents, electronic entries,
      ---------------
instruments and writings with respect to a Receivable specified in
Section 3.04.

     "Receivables Purchase Agreement" means the purchase agreement
      ------------------------------
dated as of ______________________, between ______________________
and the Depositor.

     "Record Date" means, with respect to each Distribution Date,
      -----------
the close of business on the day immediately preceding such Distribution Date.

     "Reserve Account" means the account designated as such,
      ---------------
established and maintained pursuant to the Section ______________.

     "Responsible Officer" means the chairman of the board, the
      -------------------
president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, or any assistant secretary of the Servicer.

     "Schedule of Receivables" means Schedule I to this Agreement,
      -----------------------
as amended and supplemented on each Subsequent Transfer Date.

     "Scheduled Payment" on a Precomputed Receivable means that
      -----------------
portion of the payment required to be made by the Obligor during a calendar month sufficient to amortize the Principal Balance under the actuarial method over the term of the Receivable and to provide interest at the APR.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Security Agreement" means the Security Agreement dated as of
      ------------------
________, between the Depositor and the Trustee.

     "Servicer" means _________________________________,
      --------
a ______________________ corporation, and each successor Servicer pursuant to Section 8.03 or 9.02.

     "Servicer Termination Event" means any event specified in
      --------------------------
Section 9.01.

     "Servicer's Certificate" means the certificate required to be
      ----------------------
delivered by the Servicer pursuant to Section 4.09, substantially in the form attached hereto as Exhibit D.

     "Servicing Fee" means the fee payable to the Servicer for
      -------------
services rendered during each Collection Period, determined pursuant to Section 4.08.

     "Servicing Rate" means ________% per annum.
      --------------

     "Simple Interest Method" means the method of allocating a
      ----------------------
fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made, and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means a Receivable with respect
      --------------------------
to which the portion of each payment allocable to interest or to principal under the related Contract is determined in accordance with the Simple Interest Method.

     "Standard & Poor's" means Standard & Poor's Ratings Services,
      -----------------
a Division of The McGraw-Hill Company, or its successor.

     "State" means any one of the 50 States of the United States of
      -----
America or the District of Columbia.

     "Subsequent Cutoff Date" means a date as of which collections
      ----------------------
on or with respect to Subsequent Receivables are conveyed to the Trust.

     "Subsequent Purchase Agreement" means a duly executed written
      -----------------------------
assignment delivered by ____________ to the Depositor in connection with each transfer by ____________ to the Depositor of Subsequent Receivables on a Subsequent Transfer Date, which shall be substantially in the form of Exhibit B to the Receivables Purchase Agreement and shall include a supplement to Schedule I to the Receivables Purchase Agreement listing the Subsequent Receivables transferred to the Depositor on such Subsequent Transfer Date.

     "Subsequent Receivable" means any Receivable transferred to
      ---------------------
the Trust on a Subsequent Transfer Date and identified on Schedule I to the related Subsequent Transfer Agreement.

     "Subsequent Transfer Agreement" means the agreement described
      -----------------------------
in Section 2.03(b)(iii).

     "Subsequent Transfer Date" means a date on which Subsequent
      ------------------------
Receivables are conveyed to the Trust.

     "Total Distribution Amount" means, with respect to each
      -------------------------
Distribution Date, the Interest Distribution Amount plus the
Principal Distribution Amount, exclusive of that portion thereof allocable to Realized Losses.

     "Transfer Agreement" means the agreement to transfer
      ------------------
Subsequent Receivables to the Trust, dated as of ____________, from the Depositor in favor of the Trustee for the benefit of the Trust.

     "Trust" means the trust created by this Agreement.
      -----

     "Trustee" means _________________________________, a ________
      -------
________ banking corporation, its successors in interest and any successor Trustee hereunder.

     "Trustee Officer" means any officer within the Corporate Trust
      ---------------
Office of the Trustee, including any vice president, any assistant vice president, any senior trust officer, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "UCC" means the Uniform Commercial Code as in effect in the
      ---
relevant jurisdiction.

     Section 1.02.  Other Definitional Provisions.  (a)  All terms
               -----------------------------
defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein or in any such certificate or other document, and accounting terms partly defined herein or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under United States generally accepted accounting principles. To the extent that the definitions of accounting terms herein or in any such certificate or other document are inconsistent with the meanings of such terms under United States generally accepted accounting principles, the definitions contained herein or in any such certificate or other document shall control.

     (c) The words "hereof", "herein", "hereunder" and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision hereof; Article, Section, Schedule and Exhibit references contained herein are references to Articles, Sections, Schedules and Exhibits herein; and the term "including" shall mean "including without limitation".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE II

               Creation of the Trust; Conveyance of Receivables
               ------------------------------------------------

     Section 2.01.  Creation of Trust.  (a)  Upon the execution of
                    -----------------
this Agreement by the parties hereto, there is hereby created a separate trust, which shall be known as FASCO Auto Trust 199__-__ (the "Trust"). The Trust shall be administered pursuant to the provisions of this Agreement.

     (b) It is the intention of the Trustee and the Certificateholders, and the Trustee and the Certificateholders agree, that the Trust will be treated as a grantor trust for federal income tax purposes, and all transactions contemplated by this Agreement will be reported, to the extent applicable, on all applicable tax returns consistently with such treatment. The provisions of this Agreement shall be construed, and the affairs of the Trust shall be conducted, so as to achieve treatment of the Trust as a grantor trust for federal income tax purposes.

     Section 2.02.  Conveyance of Initial Receivables.  In
               ---------------------------------
consideration of the Trustee's delivery on the Closing Date to or upon the order of the Depositor of Class A Certificates in an initial aggregate principal amount of $____________ and Class B Certificates in an initial aggregate principal amount of $____________, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the

Trustee in trust for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein):

          (a) all right, title and interest of the Depositor in and to the Initial Receivables and all moneys paid or payable thereon or in respect thereof on and after the Initial Cutoff Date;

          (b) all right, title and interest of the Depositor in and to the security interests in the related Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Initial Receivables and any other interest of the Depositor in such Financed Vehicles;

          (c) all right, title and interest of the Depositor in and to any Liquidation Proceeds and any other proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any vendor's single interest or other collateral protection insurance policy;

          (d) all right, title and interest of the Depositor in and to any property that shall have secured an Initial Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Trustee;

          (e) all right, title and interest of the Depositor in and to all documents and other items contained in the related Receivable Files;

          (f)  the Transfer Agreement;

          (g)  the Security Agreement;

          (h) all of the Depositor's rights (but not obligations) under the Receivables Purchase Agreement;

          (i) all right, title and interest of the Depositor in and to the Account Property; and

          (j)  the proceeds of any and all of the foregoing.

Although the Depositor and the Trustee agree that the transfer of assets to the Trust pursuant to this Agreement is intended to be a sale of such assets to the Trust, rather than the granting of a security interest to secure a borrowing, and that such assets shall not be property of the Depositor, in the event such transfer is deemed to be of a mere security interest to secure a borrowing, the Depositor shall be deemed to have granted to the Trustee for the benefit of the Trust a perfected first priority security interest in all such assets, and this Agreement shall constitute a security interest under applicable law.

     Section 2.03.  Conveyance of Subsequent Receivables.
                    ------------------------------------
(a) Subject to the conditions set forth in paragraph (b) below, the Depositor, pursuant to the initially agreed upon terms contained in the Transfer Agreement and pursuant to one or more Subsequent Transfer Agreements, shall transfer, assign, set over and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (subject to the obligations set forth herein):

            (i) all right, title and interest of the Depositor in and to the Subsequent Receivables listed on Schedule I to the related Subsequent Transfer Agreement and all moneys paid or payable thereon or in respect thereof on or after the related Subsequent Transfer Date;

           (ii) all right, title and interest of the Depositor in and to the security interests in the related Financed Vehicles and any accessions thereto granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Depositor in such Financed Vehicles;

          (iii) all right, title and interest of the Depositor in and to any Liquidation Proceeds and any other proceeds with respect to the Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the Financed Vehicles or Obligors, including any vendor's single interest or other collateral protection insurance policy;

           (iv) all right, title and interest of the Depositor in and to any property that shall have secured an Subsequent
Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Trustee;

            (v)  all items contained in the related Receivable
Files;

           (vi) all rights (but not the obligations) of the Depositor under the Receivables Purchase Agreement with respect to the Subsequent Receivables (to the extent not already conveyed under Section 2.02) and the related Subsequent Purchase Agreements;
and

          (vii)  the proceeds of any and all of the foregoing.

     (b) The Depositor shall transfer to the Trustee, for the benefit of the Certificateholders, the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related
Subsequent Transfer Date:

            (i)  the Funding Period shall not have terminated;

           (ii) the Depositor shall have provided the Trustee and the Rating Agencies with an Addition Notice not later than (ten) days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to such Subsequent Receivables;

          (iii) the Depositor shall have delivered to the Trustee a duly executed written assignment substantially in the form of Exhibit G (each, a "Subsequent Transfer Agreement"), which shall include a supplement to Schedule I listing the Subsequent Receivables being transferred to the Trust on such Subsequent Transfer Date;

           (iv) the Depositor shall have deposited or caused to be deposited in the Collection Account all collections in respect of the Subsequent Receivables received on or after the related
Subsequent Cutoff Date;

            (v) as of each Subsequent Transfer Date, (A) neither ______________________ nor the Depositor shall be insolvent nor shall either of them become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date,
(B) neither ______________________ nor the Depositor shall intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of neither ______________________ nor the Depositor shall constitute unreasonably small capital to carry out its business as conducted;

          ((vi)  an amount equal to _____% of the aggregate
Principal Balance of such Subsequent Receivables shall have been deposited to the Reserve Account;)

          (vii) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables in the Trust shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on their respective Subsequent
Cutoff Dates): (i) the weighted average APR of the Receivables shall not be less than ___%, unless, with the prior consent of the Rating Agencies, the Depositor increases the Reserve Account Initial Deposit by an amount agreeable to the Rating Agencies; (ii) the weighted average remaining term of the Receivables shall not be greater than ___ months; and
(iii) not more than ___% of the aggregate Principal Balance of the Receivables shall have Obligors whose mailing addresses are in any one state other than __________________ unless an Opinion of Counsel acceptable to the Rating Agencies with respect to the security interest in the related Financed Vehicles is furnished by the Depositor on or prior to such Subsequent Transfer Date;

         (viii) each of the representations and warranties made by First Merchants pursuant to Section ______ of the Receivables
Purchase Agreement shall be true and correct with respect to the Subsequent Receivables to be transferred on such Subsequent Transfer Date as of such Subsequent Transfer Date, and ___________________ and the Depositor shall have performed all of their respective obligations under the Receivables Purchase Agreement and hereunder on or prior to such Subsequent Transfer Date;

           (ix) the Depositor shall, at its own expense, on or prior to each Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables identified in the related Subsequent Transfer Agreement have been transferred and assigned to the Trust pursuant to this Agreement and the Transfer Agreement;

            (x) the Depositor shall have taken any action required to maintain the first perfected ownership interest of the Trust in the Trust property;

           (xi) no selection procedures adverse to the interests of the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

          (xii) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust or the Certificateholders;

         (xiii) the Depositor shall have delivered (A) to the Rating Agencies an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and (B) to the Trustee the Opinion of Counsel required by
Section 12.02(i);

          (xiv) each Rating Agency shall have confirmed in writing that the rating of the Certificates shall not be withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust; and

           (xv) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

     Section 2.04.  Acceptance by Trustee.  The Trustee hereby
                    ---------------------
acknowledges the sale, transfer and assignment by the Depositor pursuant to this Article II and declares that the Trustee holds and will hold the Receivables and the other assets of the Trust in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders.


                                 ARTICLE III

                               The Receivables
                               ---------------

     Section 3.01.  Representations and Warranties of ____________.
                    ----------------------------------------------
______________________ has made under the Receivables Purchase Agreement, and upon execution of each Subsequent Purchase Agreement shall be deemed to remake, each of the representations and warranties set forth in Exhibit H and has consented to the assignment by the Depositor to the Trust of the Depositor's rights with respect thereto. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Receivables and as of the applicable Subsequent Transfer Date in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Trust. Pursuant to Sections 2.02 and 2.03 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Trust, as part of the assets of the Trust, its rights under the Receivables Purchase Agreement, including the representations and warranties of ______________________ therein as set forth in Exhibit H, upon which the Trustee relies in accepting the Receivables and delivering the Certificates, together with all rights of the Depositor with respect to any breach thereof, including any right to require ______________________ to repurchase any Receivable in accordance with the Receivables Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section shall survive the delivery of the Receivable Files to the Trustee or any custodian.

     Section 3.02.  Representations and Warranties of the
               -------------------------------------
Depositor.  The Depositor makes the following representations and
- ---------
warranties as to the Receivables on which the Trustee relies in acquiring the Receivables and delivering the Certificates. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date with respect to the Initial Receivables and as of the applicable Subsequent Transfer Date with respect to the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables by the Depositor to the Trustee.

     (a)  Title.  It is the intention of the Depositor that (i) the
          -----
transfer and assignment herein contemplated constitute a sale of the Receivables from the Depositor to the Trust, conveying good title thereto free and clear of any Liens or rights of other Persons and (ii) the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Depositor had good and marketable title to each Receivable, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the UCC.

     (b)  All Filings Made.  All filings (including UCC filings)
          ----------------
necessary in any jurisdiction to give the Trust a first perfected ownership interest in the Receivables shall have been made.

     Section 3.03.  Repurchase upon Breach.  The Depositor and the
                    ----------------------
Servicer shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of ____________'s representations and warranties made pursuant to Section 3.01 of this Agreement or Section 3.02(b) of the Receivables Purchase Agreement or of the Depositor's representations and warranties made pursuant to Section 3.02 above. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery or notice thereof by or to the Depositor or the Servicer, the Depositor shall be obligated, and, if necessary, the Depositor or the Trustee shall enforce the obligation of ______________________ under the Receivables Purchase Agreement, to repurchase as of such last day any Receivable materially and adversely affected by any such breach. In consideration of the repurchase of any such Receivable, the Depositor shall remit the Purchase Amount to the Collection Amount, in the manner specified in Section 5.06; provided, however, that the obligation of the Depositor to repurchase any Receivable arising solely as a result of a breach of ______________________ 's representations and warranties under Section 3.02(b) of the Receivables Purchase
Agreement is subject to the receipt by the Depositor of the Purchase Amount from ______________________ . The sole remedy of the Trustee or the Certificateholders with respect to a breach of representations and warranties pursuant to Sections 3.01 and 3.02 and the agreement contained in this Section shall be to require the Depositor to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce ______________________ 's obligation to the Depositor to repurchase such Receivables pursuant to the Receivables Purchase Agreement.

     Section 3.04.  Custody of Receivable Files.  (a)  In
                    ---------------------------
connection with the sale and transfer of the Receivables pursuant to this Agreement, the Trustee, simultaneously with the execution and delivery of this Agreement, is entering into the Custodial Agreement with the Custodian pursuant to which the Trustee appoints the Custodian, and the Custodian accepts such appointment, to act as the agent and bailee of the Trustee, for all purposes of Article 9 of the UCC, as Custodian of the following documents or instruments, which are hereby constructively delivered (or in the case of the Subsequent Receivables, will, as of the applicable Subsequent Transfer Date, be constructively delivered) to the Trustee, with respect to each Receivable:

          (i)  a list of Receivables in the form of Schedule
I hereto, identifying such Receivables, together with the Computer Tape identifying such Receivables and a completed checklist in the form of Exhibit E hereto (it being expressly understood and agreed that the Custodian and Trustee have no duty or responsibility to check or verify the accuracy or completeness of such checklist);

          (ii) the fully executed original Receivable with manual signatures and Dealer endorsements, together with executed assignments thereof by ______________________ and the Depositor in blank, which assignments shall be substantially in the form of Exhibit F hereto;

          (iii) a written confirmation from the Servicer certifying as to the Insurance Policies covering the Receivables and stating that they are in full force and effect;

          (iv) the original certificate of title relating to the Financed Vehicle or (a) a copy of the application for a certificate of title and (b) a copy of the existing title, lien entry form or receipt of registration or (c) a copy of the related letter guarantee, in each case noting the lien of ______________________ or the Depositor; provided, however, that at any time during the term hereof the Trustee may request and require that the Depositor cause the party in whose name the lien is noted to transfer such lien to the Depositor;

          (v) an original or copy of the credit application of the Obligor; and

          (vi)  financing statements on Form UCC-1 listing the
Trustee as the secured party with respect to each Receivable and the other items conveyed pursuant to Section 2.01 or 2.02, as applicable, stamped to indicate filing with the Office of the Secretary of State of the State of
______________________.

     (b)  Access to Records.  The Servicer or the Custodian, as the
          -----------------
case may be, shall provide to (or in the case of the Custodian shall be required pursuant to the Custodial Agreement to provide
to) the Trustee, the Backup Servicer, the Certificateholders and their duly authorized representatives, attorneys or auditors access to the Receivable Files in such cases where the Trustee, the Backup Servicer or a Certificateholder is required by applicable statutes or regulations to review the related accounts, records and computer systems maintained by the Servicer or the Custodian, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer or the Custodian, as the case may be, designated by the Servicer or the Custodian. Nothing in this Section shall derogate from the obligation of the Servicer or the Custodian to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer or the Custodian to provide access as provided in this Section as the result of such obligation shall not constitute a breach of this Section.

                                  ARTICLE IV

                 Administration and Servicing of Receivables
                 -------------------------------------------

     Section 4.01.  Duties of the Servicer.  The Servicer, for the
                    ----------------------
benefit of the Trust, shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, acting prudently and in accordance with customary and usual servicing procedures for other institutional servicers of receivables of the type subject to this Agreement and applicable law, and to the degree not inconsistent with the foregoing, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending billing statements to Obligors, reporting tax information to Obligors, accounting for collections, and furnishing monthly and annual statements to the Trustee with respect to distributions.
Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Trustee, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing the Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce such Receivable, the Trustee, at the Servicer's expense and direction, shall take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust. The Trustee shall (and the Custodian pursuant to the Custodial Agreement shall be required to) furnish the Servicer, upon the written request of the Servicer, with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     Section 4.02.  Collection and Allocation of Receivable
                    ---------------------------------------
Payments.  The Servicer shall make reasonable efforts to collect
- --------
all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Receivable or arrange with the Obligor to extend or modify the payment schedule, which actions shall not, for the purposes of this Agreement, modify the original due dates or amounts of the Scheduled Payments on a Precomputed Receivable or the original due dates or amounts of the originally scheduled payments of interest on Simple Interest Receivables; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Payment on Precomputed Receivables or the originally scheduled payments on Simple Interest Receivables.

     Section 4.03.  Realization upon Receivables.  On behalf of the
                    ----------------------------
Trust, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of and liquidate the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

     Section 4.04.  Insurance.  The Servicer shall, in accordance
                    ---------
with its customary servicing procedures, require that each Obligor shall have obtained physical damage and theft insurance covering the Financed Vehicle as of the execution of the Receivable. The Servicer shall notify each insurer providing a "guaranteed auto protection" insurance policy with respect to the Receivables to include the Trustee as an additional insured and its payee on each such policy. Upon receipt of notification that the insurance required pursuant to the terms of any Receivable is not in place, the Servicer shall obtain "dual interest" insurance chargeable to the Obligor in accordance with its customary servicing procedures.

     Section 4.05.  Maintenance of Security Interests in Financed
                    ---------------------------------------------
Vehicles.  The Servicer shall, in accordance with its customary
- --------
servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

     Section 4.06.  Covenants of Servicer.  The Servicer shall not
                    ---------------------
release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Trustee or the Certificateholders in such Receivable, nor shall the Servicer (except in the case of an extension permitted pursuant to Section 4.02) increase the number of scheduled payments due under a Receivable.

     Section 4.07.  Purchase of Receivables upon Breach.  The
                    -----------------------------------
Servicer shall inform the Trustee and the Depositor promptly, in writing, upon the discovery of any breach pursuant to Section 4.02,
4.05 or 4.06. Unless the breach shall have been cured by the last day of the Collection Period following such discovery, the Servicer shall purchase as of such last day any Receivable with respect to which such breach has occurred if such breach has a material and adverse effect on the interests of the Depositor or the Trust in and to such Receivable. If the Servicer takes any action during any Collection Period pursuant to Section 4.02 that impairs the rights of the Trustee or the Certificateholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in
Section 5.06. Subject to Section 8.02, the sole remedy of the Trustee or the Certificateholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section.

     Section 4.08.  Servicing Fee.  The Servicing Fee for a
                    -------------
Distribution Date shall equal the product of (a) one-twelfth,
(b) the Servicing Fee Rate and (c) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78s"), and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to the last paragraph of Section 8.02.

     Section 4.09.  Servicer's Certificate.  Not later than 11:00
                    ----------------------
a.m. (New York time) on the ________ day of each month, or if such ________ day is not a business day, the next succeeding business day, the Servicer shall deliver to the Trustee, the Backup Servicer (in electronic media form acceptable to the Backup Servicer) and the Depositor, with a copy to the Rating Agencies, a Servicer's Certificate substantially in the form attached hereto as Exhibit D setting forth the applicable information for each of the items set forth therein. Receivables to be purchased by the Servicer or by shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule I).

     Section 4.10.  Annual Statement as to Compliance; Notice of
                    --------------------------------------------
Default.  (a)  The Servicer shall deliver to the Trustee, on or
- -------
before ______________________ of each year, beginning ______________________, an Officers' Certificate dated as of (December 31 of the preceding year), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed since the Closing
Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to each Rating Agency. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     (b) The Servicer shall deliver to the Trustee, the Backup Servicer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five (5) business days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.01.

     Section 4.11.  Annual Independent Certified Public
                    -----------------------------------
Accountants' Report.  The Servicer shall cause a firm of
- -------------------
independent certified public accountants, which may also render other services to the Servicer, the Depositor or their Affiliates, to deliver to the Trustee on or before ______________________ of each year, beginning ______________________, a report addressed to the Board of Directors of the Servicer, to the effect that such firm has examined the financial statements of the Servicer for the preceding twelve months (or in the case of the first such report, during such shorter period that shall have elapsed since the Closing Date) and issued its report thereon, and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light-duty truck and van loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

     Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     Section 4.12.  Servicer Expenses.  The Servicer shall be
                    -----------------
required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders.

     Section 4.13.  Appointment of Subservicer.  The Servicer may
                    --------------------------
at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith and, provided, further, that the Servicer shall remain obligated and be liable to the Trustee and the Certificateholders for the servicing and administering of the Receivables in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and neither the Trustee nor the Certificateholders shall have any responsibility therefor.

     Section 4.14.  Oversight of Servicing.
                    ----------------------

     (a) Commencing on the date of execution of this Agreement and continuing until the earlier of (i) the termination of the Trust and (ii) the appointment of the Backup Servicer as Servicer under this Agreement, the Servicer shall, on the last day of each calendar month, deliver to the Backup Servicer in the Computer Tape format acceptable to the Backup Servicer, such information as is necessary to permit the Backup Servicer to service the Receivables in accordance with the provisions of this Agreement. The Backup Servicer shall accept and store, but shall not be required to examine, such information. Upon notice that the Servicer has resigned or upon the removal of the Servicer under this Agreement, the Backup Servicer shall assume all responsibilities of the Servicer (or of the Trustee or any other Person then acting as successor to the Servicer in accordance with Sections 9.01 and 9.02) under this Agreement within thirty days of such notice or removal. The Backup Servicer shall service the Receivables in accordance with the provisions of this Agreement.

     (b) On the date that each Servicer's Certificate is delivered by the Servicer to the Trustee, the Servicer shall also deliver a Computer Tape containing detailed information with respect to the Receivables for the related Collection Period. The Backup Servicer shall determine that (i) the Servicer's Certificate appears on its face to be complete and (ii) that amounts credited to and withdrawn from the Accounts and the balance of such Accounts are the same as the amount set forth in such Servicer's Certificate. To the extent verifiable using the information contained in the Servicer's Certificate, the Backup Servicer shall calculate and check that the calculations made by the Servicer in the Servicer's Certificate are mathematically accurate.

     (c) In the event of any discrepancies or exceptions noted by the Backup Servicer in the Servicer's Certificate, the Backup Servicer shall, within three business days of its receipt of the Servicer's Certificate, notify the Servicer of such discrepancies or exceptions. The Servicer shall consult with the Backup Servicer and use its best efforts to ensure that such Servicer's Certificate is corrected and that subsequent Servicer's Certificates are accurate. If such discrepancies or exceptions cannot be reconciled within 30 days, the Backup Servicer's interpretation shall prevail for all subsequent Distribution Dates.

     (d) The Backup Servicer will not be responsible for delays attributable to the Servicer's failure to deliver information, defects in the information supplied by Servicer or other circumstances beyond the control of the Backup Servicer.

     Section 4.15.  Duties of the Backup Servicer.
                    -----------------------------

     (a) The Backup Servicer shall perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement with respect to the Backup Servicer.

     (b) In the absence of bad faith or negligence on its part, the Backup Servicer may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein upon certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement.

     (c) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability.

     (d) The Servicer shall indemnify, defend and hold harmless the Backup Servicer, its agents, officers, directors or employees from and against any claim, action, loss, damage, penalty, fine, cost, expense, or other liability, including court costs and reasonable attorney's fees and expenses, incurred as a result of its acts or omissions or its breach of its own representations made in this Agreement or the Backup Servicer's performance of the Servicer's duties under this Agreement. The right of indemnification provided hereby shall survive the termination of this Agreement. The Servicer shall not be liable to the Backup Servicer, under this Section 4.15 or otherwise, for the improper acts, negligence or bad faith of the Backup Servicer.


                                  ARTICLE V

                        Accounts; Application of Funds
                        ------------------------------

     Section 5.01.  Accounts.  (a)  On or prior to the Closing
                    --------
Date, the Servicer shall establish an account in the name of the Trustee (the "Collection Account"), which shall be maintained as an Eligible Deposit Account and shall bear a designation clearly indicating that the amounts deposited thereto are held for the benefit of the Trust. The Servicer shall deposit all amounts received on or with respect to the Receivables into the Collection Account as promptly as possible, but in no event later than the second business day following receipt thereof.

     (b)  (i)       Funds on deposit in the Collection Account
     shall be invested by the Trustee in Eligible Investments selected in writing by the Servicer. All Investment Income received during each Collection Period with respect to Eligible Investments on deposit in the Collection Account shall be included in the Interest Distribution Amount for such Collection Period and distributed by the Trustee on the related Distribution Date pursuant to Section 5.07. Except as otherwise permitted by the Rating Agencies, funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature not later than the business day immediately preceding the next Distribution Date. Funds deposited in the Collection Account on a day immediately preceding a Distribution Date upon the maturity of an Eligible Investment are not required to be invested overnight.

          (ii) The Trustee shall not be held liable in any way by reason of any insufficiency in the Collection Account resulting from any loss on an Eligible Investment included therein, except for losses attributable to the Trustee's failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as Trustee, in accordance with their terms.

     (c) The Trustee, for the benefit of the Certificateholders, shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof (including all income thereon). The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall establish, within 10 business days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), a new Collection Account as an Eligible Deposit Account and shall transfer any cash and/or any Eligible Investments to such new Collection Account.

     (d) The Servicer shall establish and maintain with the Trustee an Eligible Deposit Account (the "Payahead Account"). The Payahead Account shall not be property of the Trust. The Servicer shall, within two business days of their deposit to the Collection Account, transfer all Payaheads from the Collection Account to the Payahead Account.

     Section 5.02.  Reserve Account.  (a)  In order to effect the
                    ---------------
subordination provided for herein and to assure that sufficient amounts to make required distributions to Certificateholders will be available, the Servicer shall establish and maintain the Reserve
Account as an Eligible Deposit Account in the name of the Trustee, as collateral agent, and shall deposit thereto on the Closing Date the Reserve Account Initial Deposit. The Reserve Account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders and shall include the money and other property deposited and held therein pursuant to this
Section 5.02 and Section 5.07(b). The Reserve Account shall be established initially with the Trustee.

     The Reserve Account shall not be part of the Trust, but instead will be held for the benefit of the Certificateholders. The Seller hereby acknowledges that all funds on deposit in the Reserve Account (and any investment earnings thereon) are owned directly by the Seller, and the Seller hereby agrees to treat the same as its assets (and earnings) for federal income tax and all other purposes.

     (b) In order to give effect to the subordination provided for herein and to assure the availability of the amounts maintained in the Reserve Account, the Depositor hereby sells, conveys and transfers to the Trustee, as collateral agent, and its successors and assigns, the Reserve Account Initial Deposit and all proceeds thereof and hereby pledges to the Trustee, as collateral agent, and its successors and assigns all other amounts deposited in or credited to the Reserve Account from time to time under this Agreement, all Eligible Investments made with amounts on deposit therein, all earnings and distributions thereon and proceeds thereof, subject, however, to the limitations set forth below and solely for the purpose of securing and providing for payment of the Class A Distributable Amount and the Class B Distributable Amount in accordance with Section 5.07, to have and to hold all the aforesaid property, rights and privileges unto the Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section.
The Trustee hereby acknowledges such transfer and accepts the trusts hereunder and shall hold and distribute the Reserve Account Property in accordance with the terms and provisions of this Section.

     (c) Consistent with the limited purposes for which such trust is granted, the amounts on deposit in the Reserve Account on each Distribution Date shall be available for distribution as provided in Section 5.07, in accordance with and subject to the following: if the amount on deposit in the Reserve Account (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance, the Trustee shall release and distribute all such excess amounts to the Depositor. Upon any such distribution to the Depositor, the Certificateholders will have no further rights in, or claims to, such amounts.

     (d) Funds on deposit in the Reserve Account shall be invested by the Trustee, as collateral agent, in Eligible Investments selected in writing by the Depositor. Unless otherwise permitted by the Rating Agencies, funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Distribution Date. Funds deposited in the Reserve Account upon the maturity of any Eligible Investments on the day immediately preceding a Distribution Date are not required to be invested overnight. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, the Trustee as collateral agent (or the Servicer on its behalf) shall, within 10 business days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent), establish a new Reserve Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new account.

     (e) The Depositor and the Servicer agree to take or cause to be taken, at their own expense, such further actions, to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be determined to be necessary in an Opinion of Counsel to the Depositor delivered to the Trustee in order to perfect the interests created by this Section and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

          (1) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates, and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee's security interest; and

          (2) file the necessary financing statements or amendments thereto within five days, and promptly notify the Trustee of any such filing, after the occurrence of any of the following: (A) any change in its corporate name or any trade name; (B) any change in the location of its chief executive office or principal place of business; and (C) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Trustee of any such filings.

     (f) The Trustee shall not enter into any subordination or intercreditor agreement with respect to the Reserve Account or any amounts deposited thereto.

     (g) Following the payment in full of the Certificate Balance and of all other amounts owing or to be distributed under this Agreement to Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Depositor.

     Section 5.03.  Account Property.  With respect to the Account
                    ----------------
Property, the Trustee agrees, by its acceptance hereof, that:

          (a) any Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Sections 5.01(c) and 5.02(d); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

          (b)  any Account Property that constitutes Physical
      Property shall be delivered to the Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trustee;

          (c) any Account Property that is a book-entry security held hrough the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Account Property as described in such paragraph; and

          (d) any Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security.

     Section 5.04.  Application of Collections.  All amounts
                    --------------------------
received with respect to the Receivables during each Collection
Period shall be applied by the Servicer as follows:

     With respect to each Simple Interest Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method. In the case of Precomputed Receivables (other than Purchased Receivables), payments by or on behalf of the Obligor shall be applied, first, to the Scheduled Payment and in accordance with the Precomputed Method, with any excess amounts being either (i) applied to prepay the Receivable in full or (ii) if such excess amount is not sufficient to prepay the Receivable in full, transferred to the Payahead Account as a Payahead.

     Section 5.05.  Application of Payaheads.  Within two business
                    ------------------------
days following each Determination Date, the Trustee shall cause to be transferred from the Payahead Account to the Collection Account, in immediately available funds, the aggregate Payaheads from previous Collection Periods applicable as all or part of any Scheduled Payments on Precomputed Receivables due during the related Collection Period, in the amounts set forth in the Servicer's Certificate for such Distribution Date.

     Section 5.06.  Purchase Amounts.  The Servicer and ________
                    ----------------
____________ shall deposit or cause to be deposited in the Collection Account, on or prior to (each Determination Date), the aggregate Purchase Amount with respect to Purchased Receivables, and the Servicer shall deposit therein all amounts to be paid under
Section 4.07.

     Section 5.07.  Distributions.   (a)  On each Distribution
                    -------------
Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.09) shall distribute amounts on deposit in the Collection Account and, if applicable, the Reserve Account, in the manner and priority set forth below:

          (1)  to the Servicer, from the Interest Distribution
     Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (2)  to the Class A Certificateholders from the Class A
     Percentage of the Interest Distribution Amount (after payment of the Servicing Fee), the Class A Interest Distributable Amount; provided that, if the Class A Percentage of such Interest Distribution Amount is less than the Class A Interest Distributable
     Amount for such date, such deficiency shall be paid, to the extent of available funds, first from the Reserve Account, then from that portion of the Total Distribution Amount otherwise distributable to Holders of the Class B Certificates.

          (3) to the Class B Certificateholders, from the Class B Percentage of the Interest Distribution Amount (after payment therefrom of amounts due to the Servicer and to the Class A Certificateholders pursuant to clauses (1) and (2) above), the Class B Interest Distributable Amount; provided that, if the Class
     B Percentage of such Interest Distribution Amount is less than the Class B Interest Distributable Amount for such date, such deficiency shall be paid, to the extent of available funds, from the Reserve Account after payment of the Class A Interest Distributable Amount;

          (4) to the Class A Certificateholders from the Class A Percentage of that portion of the Total Distribution Amount allocable to principal; provided that, if the Class A Percentage of that portion of the Total Distribution Amount allocable to principal is less than the Class A Principal Distributable Amount for such date, such deficiency shall be paid, to the extent of available funds, first from amounts available in the Reserve Account on such date after payment of the Class A Interest Distributable Amount and Class B Interest Distributable Amount and then from the Total Distribution Amount remaining after the payment of the Class A Interest Distributable Amount and the Class B Interest Distributable Amount; and

          (5) to the Class B Certificateholders, from any remaining portion of the Total Distribution Amount, an amount equal to the Class B Principal Distributable Amount; provided that, if such remaining portion of the Total Distribution Amount is less than the Class B Principal Distributable Amount for such date, such deficiency shall be paid from amounts, if any, available in the Reserve Account after payment of the Class A Distributable Amount and Class B Interest Distributable Amount on such date.

     (b) On each Distribution Date, the Trustee shall distribute any portion of the Total Distribution Amount remaining after the distributions described in clauses (a)(1) through (a)(5) above in the following amounts and in the following order of priority: (1) to the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance and (2) to the Depositor.

     (c) The Trustee shall, if any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, immediately upon the expiration of the Funding Period, transfer such amounts to the Collection Account and distribute such amounts on such date (or, if such day is not a Distribution Date, on the next succeeding Distribution Date) pro rata to the Certificateholders as a prepayment of principal.

     (d) Subject to Section 11.01 respecting the final payment upon retirement of each Certificate, the Servicer shall instruct the Trustee on each Distribution Date to distribute to each Certificateholder of record on the preceding Record Date the interest and principal amounts to be distributed to such Certificateholder on such Distribution Date. Such distributions by the Trustee shall be made either (1) if such Holder holds Certificates with a minimum initial aggregate principal amount of $5,000,000 and has provided appropriate instructions to the Servicer prior to such Distribution Date, by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor or (2) by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

     Section 5.08.  Statements to Certificateholders.   On each
                    --------------------------------
Distribution Date, the Trustee shall provide to each Holder of record of a Certificate as of the most recent Record Date a statement setting forth at least the following information as to the Certificates and such Distribution Date and/or the related Collection Period:

          (a) the amount distributed on such date and allocable to principal of the Class A Certificates and the Class B Certificates;

          (b) the amount distributed on such date and allocable to interest on the Class A Certificates and the Class B Certificates;

          (c)  the Class A Certificate Balance and the Class B
     Certificate Balance and the Certificate Pool Factor for the Class
     A Certificates and the Class B Certificates after giving effect to distributions allocated to principal reported under clause (i) above;

          (d)  the amount of the Servicing Fee paid to the Servicer;

          (e) the Pool Balance as of the close of business on the last day of the related Collection Period;

          (f) the amount of funds withdrawn from the Reserve Account and the amount on deposit in the Reserve Account after giving effect to all deposits to and withdrawals from the Reserve Account on such date;

          (g)  the amount of Realized Losses for the related
     Collection Period;

          (h) the aggregate outstanding Principal Balance of all Receivables that became Liquidated Receivables or Purchased
     Receivables during the related Collection Period; and

          (i) the aggregate outstanding Principal Balance of all Receivables that are ________ or more days delinquent.

     The amounts set forth on each Distribution Date under clauses
(a), (b) and (d) above shall be expressed as a dollar amount per $1,000 of original principal balance of Class A Certificates or Class B Certificates, as applicable.

     Section 5.09.  Accounting and Tax Returns.   The Trustee shall
                    --------------------------
(a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method (or on such other basis or method as may be required by the Code and applicable Treasury regulations) of accounting and (b) deliver to each Holder such information as may be required by the Code and applicable Treasury Regulations to enable each Holder to prepare its federal and state income tax returns.

                                  ARTICLE VI

                               The Certificates
                               ----------------

     Section 6.01.  The Certificates.   The Class A Certificates
                    ----------------
and the Class B Certificates shall be substantially in the form of Exhibit A and Exhibit B, respectively. The Certificates shall be issued in fully registered form in minimum denominations of $____________ and integral multiples of $1,000 in excess thereof, except that one Class A Certificate and one Class B Certificate may be issued in a denomination representing the remainder of the Class A Certificate Balance or Class B Certificate Balance, as
applicable.   The Certificates shall be executed on behalf of the
Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be validly issued and entitled to the benefit of this Agreement, notwithstanding the fact that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

     Section 6.02.  Registration of Transfer and Exchange.
                    -------------------------------------
(a) The Trustee shall keep or cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfers of Certificates. The Trustee shall be the initial "Certificate Registrar" for the purpose of registering Certificates and transfers of Certificates as herein provided. Upon the resignation of any Certificate Registrar, the Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

     If a Person other than the Trustee is appointed as Certificate Registrar, the Trustee shall give prompt written notice of the appointment of such Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to inspect the Certificate Register at all reasonable times, to obtain copies thereof and to rely upon a certificate executed on behalf of the Certificate Registrar by an authorized officer thereof as to the names and addresses of the Certificateholders and the principal amounts and number of the Certificates.

     Upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee to be maintained as provided in Section 6.07, the Trustee shall execute, authenticate and deliver to the designated transferee or transferees, one or more new Certificates in any authorized denominations of a like aggregate principal amount.

     At the option of the Holder, Certificates may be exchanged for other Certificates in any authorized denominations of a like aggregate principal amount. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver to the Holder the Certificates that the Certificateholder making the exchange is entitled to receive.

     (b) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in The City of New York or the city in which the Corporate Trust Office is located or by a member firm of a national securities exchange, and such other documents as the Trustee may require.

     (c) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

     Section 6.03.  Certain Transfer Restrictions.  (a)  During the
                    -----------------------------
Funding Period, not more than 24.9% of the Class A Certificate Balance may be held by "employee benefit plans" as defined in
Section 3 of ERISA. After the termination of the Funding Period, the Class A Certificates may be held by such benefit plans.

     (b) No registration of transfer of a Class B Certificate shall be made unless the Trustee shall have received a representation from the transferee of such Class B Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan, trust or account (each a "Benefit Plan") subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or a Person acting on behalf of any such Benefit Plan or using assets of a Benefit Plan to acquire Class B Certificates. Notwithstanding anything else to the contrary herein, any proposed transfer of a Class B Certificate to or on behalf of a Benefit Plan subject to ERISA or the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any Class B Certificate that is in fact not permitted by this Section 6.03(b) or for making any payments due on such Class B Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as such transfer is registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of a Class B Certificate that was in fact a Benefit Plan subject to Section 406 of ERISA or Section 4975 of the Code, or a Person acting on behalf of any such Benefit Plan at the time it became a Holder or which subsequently became such a Benefit Plan or Person acting on behalf of such a Benefit Plan, all payments made on such Class B Certificate at and after either such time. Any payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not, and was not at the time it held such Certificate, a Benefit Plan or Person acting on behalf of a Benefit Plan.

     (c) The Trustee shall cause each Class B Certificate to contain a legend stating that transfer of the Class B Certificates is subject to certain restrictions and referring prospective purchasers of the Class B Certificates to this Section 6.03 with respect to such restrictions.

     (d) Unless otherwise set forth in this Agreement, no transfer of a Class B Certificate or any interest therein shall be made unless prior to such transfer the Holder of such Class B Certificate delivers to the Depositor and the Trustee either a ruling of the Internal Revenue Service or an Opinion of Counsel to the effect that the proposed transfer will not result in the arrangement contemplated by this Agreement being treated as an association taxable as a corporation under either the Code or the tax laws of the State of New York.

     Section 6.04.  Mutilated, Destroyed, Lost or Stolen
                    ------------------------------------
Certificates.  If (a) any mutilated Certificate shall be
- ------------
surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership of a beneficial interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.05.  Persons Deemed Owners.  Prior to due
                    ---------------------
presentation of a Certificate for registration of transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.07 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

     Section 6.06.  Access to List of Certificateholders' Names and
                    -----------------------------------------------
Addresses.  The Certificate Registrar shall furnish or cause to be
- ---------
furnished to the Trustee and the Servicer, within 15 days after receipt by the Certificate Registrar of a request therefor from the Trustee or the Servicer, as applicable, in writing, a list, in such form as the Trustee or Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 6.07.  Maintenance of Office or Agency.   The Trustee
                    -------------------------------
shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office located at ______________________ for such purposes. The Trustee shall give prompt written notice to the Servicer and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     Section 6.08.  Book-Entry Certificates.  The Certificates,
                    -----------------------
upon original issuance, will be issued in the form of one or more typewritten Certificates representing Book-Entry Certificates, to be delivered to the Depository Trust Company, the initial Clearing Agency, by or on behalf of the Trust. The Certificates shall be registered initially on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 6.10. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.10:

          (a) the provisions of this Section shall be in full force and effect;

          (b)  the Depositor, the Servicer, the Certificate
     Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the sole Holder of such Certificates and shall have no obligation to the related Certificate Owners;

          (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

          (d)  the rights of such Certificate Owners shall be
     exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants
     pursuant to the Depository Agreement.   Unless and  until Definitive
     Certificates are issued pursuant to Section 6.10, the initial Clearing Agency will make book-entry transfers among the Clearing
     Agency Participants and receive and transmit distributions of principal and interest on the Certificates to such Clearing Agency Participants; and

          (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the

     Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates and has delivered such instructions to the Trustee.

     Section 6.09.  Notices to Clearing Agency.  Whenever a notice
                    --------------------------
or other communication to Holders of the Certificates is required under this Agreement, unless and until Definitive Certificates have been issued to such Certificate Owners pursuant to Section 6.10, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of Certificates to the Clearing Agency.

     Section 6.10.  Definitive Certificates.  If (a) the Depositor
                    -----------------------
advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement and the Depositor and the Trustee
are unable to locate a qualified successor, (b) the Depositor at its option advises the Trustee in writing that it elects to
terminate the book-entry system through the Clearing Agency or (c)
after the occurrence of a Servicer Termination Event, Certificate
Owners representing beneficial interests aggregating not less than a majority of the aggregate outstanding principal amount of the
Book-Entry Certificates advise the Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the
Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Trustee of the occurrence of such event and of the availability of Definitive Certificates to Certificate
Owners requesting the same.   Upon surrender to the Trustee of the
typewritten Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive
Certificates in accordance with the instructions of the Clearing
Agency.   None of the Depositor, the Certificate Registrar or the
Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The
Definitive Certificates may be printed, lithographed or engraved or produced in any other manner that is reasonably acceptable to the Trustee, as evidenced by its execution thereof.


                                 ARTICLE VII

                                The Depositor
                                -------------

     Section 7.01.  Depositor's Representations.  The Depositor
                    ---------------------------
makes the following representations with respect to itself on which the Trustee relies in accepting the Receivables in trust and delivering the Certificates. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and each Subsequent Transfer Date with respect to the Initial Receivables and as of the applicable Subsequent Transfer Date with respect to the Subsequent Receivables, but shall survive the transfer and assignment of the Receivables to the Trust.

     (a)  Organization and Good Standing.  The Depositor is duly
          ------------------------------
organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, transfer and assign the Receivables.

     (b)  Due Qualification.  The Depositor is duly qualified to do
          -----------------
business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Depositor's ability to transfer the Receivables to the Trust pursuant to this Agreement and the Transfer Agreement or the validity or enforceability of the Receivables.

     (c)  Power and Authority.  The Depositor has the corporate
          -------------------
power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has full power and authority to sell, transfer and assign the Receivables to the Trust and has duly authorized such sale, transfer and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary corporate action.

     (d)  Valid Sale, Binding Obligations.  This Agreement and
          -------------------------------
other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

     (e)  No Violation.  The consummation of the transactions
          ------------
contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement and the other Basic Documents; or violate any law, order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

     (f)  No Proceedings.  There are no proceedings or
          --------------
investigations pending or, to the Depositor's knowledge, threatened against the Depositor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties: (1) asserting the invalidity of this Agreement or any other Basic Document; (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (3) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document; or (4) seeking to adversely affect the federal income tax attributes of the Trust or the Certificates.

     (g)  Principal Place of Business.  The principal place of
          ---------------------------
business and chief executive office of the Depositor are located at the place set forth in Section 12.06, and such location has not changed since (the date the Depositor was incorporated).

     (h)  Use of Names.  The legal name of Depositor is the name
          ------------
used by it in this Agreement, and Depositor has not changed its name since (the date of its incorporation) and does not have trade names, fictitious names, assumed names or "doing business" names.

     (i)  Solvency.  The Depositor is solvent and will not become
          --------
insolvent after giving effect to the transactions contemplated in this Agreement; the Depositor is paying its debts, if any, as they become due; the Depositor, after giving effect to the transactions contemplated in this Agreement, will have adequate capital to conduct its business.

     Section 7.02.  Corporate Existence.  (a)  During the term of
                    -------------------
this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

     (b) During the term of this Agreement, the Depositor shall observe the applicable legal requirements for the recognition of the Depositor as a legal entity separate and apart from its Affiliates, including the following:

          (i) the Depositor shall maintain corporate records and books of account separate from those of its Affiliates;

          (ii) except as otherwise provided in this Agreement, the Depositor shall not commingle its assets and funds with those of its Affiliates;

          (iii) the Depositor shall hold such appropriate meetings of its board of directors as are necessary to authorize all the Depositor's corporate actions required by law to be authorized by the board of directors, shall keep minutes of such meetings and of meetings of its stockholders and observe all other customary corporate formalities (and any successor Depositor that is not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

          (iv) the Depositor shall at all times hold itself out to the public under the Depositor's own name as a legal entity separate and distinct from its Affiliates;

          (v) all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm's-length basis; and

          (vi) the Depositor shall at all times have at least one director that is an "Independent Director" as such term is defined in its certificate of incorporation.

     Section 7.03.  Liabilities of Depositor.  The Depositor shall
                    ------------------------
be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Depositor and the representations made by the Depositor.

     Section 7.04.  Merger or Consolidation of, or Assumption of
                    --------------------------------------------
the Obligations of, Depositor.   Any Person (a) into which the
- -----------------------------
Depositor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Depositor shall be a party or (c) which may succeed to the properties and assets of the Depositor substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.02 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (ii) the Depositor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Depositor shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or
(B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

     Section 7.05.  Limitation on Liability of Depositor and
                    ----------------------------------------
Others.  The Depositor and any director, officer, employee or agent
- ------
of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

     Section 7.06.  Depositor May Own Certificates.  The Depositor
                    ------------------------------
and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

     Section 7.07.  Sale of Receivables.  The Depositor shall take
                    -------------------
no actions inconsistent with the Trust's ownership of the Receivables. The Depositor shall promptly respond to any third-party inquiries regarding the Receivables by indicating that ownership thereof has been transferred to the Trust.


                                 ARTICLE VIII

                        The Servicer; Backup Servicer
                        -----------------------------

     Section 8.01.  Representations of Servicer.  The Servicer
                    ---------------------------
makes the following representations on which the Trustee relies in acquiring the Receivables and issuing the Certificates. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date with respect to the Initial Receivables and as of the applicable Subsequent Transfer Date with respect to the Subsequent Receivables and shall survive the conveyance of the Receivables to the Trust.

          (a)  Organization and Good Standing.  The Servicer is
               ------------------------------
     duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables.

          (b)  Due Qualification.  The Servicer is duly qualified
               -----------------
     to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

          (c)  Power and Authority.  The Servicer has the corporate
               -------------------
     power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

          (d)  Binding Obligation.  This Agreement constitutes a
               ------------------
     legal, valid and binding obligation of the Servicer enforceable in accordance with its terms.

          (e)  No Violation.  The consummation of the transactions
               ------------
     contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), or violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f)  No Proceedings.  There are no proceedings or
               --------------
     investigations pending or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Receivables Purchase Agreement, any of the other Basic Documents, or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Receivables Purchase Agreement or any of the other Basic Documents,
     (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Receivables Purchase Agreement, any of the other Basic Documents, or the Certificates or (iv) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Certificates.

          (g)  No Insolvent Obligors.  As of the applicable Cutoff
               ---------------------
     Date, no Obligor on a Receivable is or will be shown on the applicable Receivable Files as the subject of a bankruptcy proceeding.

     Section 8.02.  Indemnities of Servicer.  The Servicer shall be
                    -----------------------
liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

          (a) The Servicer shall indemnify, defend and hold harmless the Trustee, the Backup Servicer, the Certificateholders, the Depositor and their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate or agent thereof of a Financed Vehicle.

          (b) The Servicer shall indemnify, defend and hold harmless the Trustee, the Backup Servicer, the Depositor and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of any Receivables to the Trust or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on or transfers of the Certificates and costs and expenses in defending against the same).

          (c) The Servicer shall indemnify, defend and hold harmless the Trustee, the Backup Servicer, the Depositor, the Certificateholders and their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

          (d) The Servicer shall indemnify, defend and hold harmless the Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, except to the extent that such cost, expense, loss, claim, damage, or liability: (i) shall be due to the willful misfeasance, bad faith or negligence of the Trustee or; (ii) shall arise from the breach by the Trustee of any of its representations or warranties set forth in Section 10.11.

          (e) The Servicer shall pay any and all taxes levied or assessed upon all or any part of the assets of the Trust.

     For purposes of this Section, in the event of the termination of the rights and obligations of ______________________ (or any successor thereto pursuant to Section 8.03) as Servicer pursuant to
Section 9.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Trustee) pursuant to Section 9.02.

     Indemnification under this Section shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     Section 8.03.  Merger or Consolidation of, or Assumption of
                    --------------------------------------------
the Obligations of, Servicer.  Any Person (a) into which the
- ----------------------------
Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party,
(c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by ______________________, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Termination Event and no event which, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Servicer shall have delivered to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b), (c) or (d) above.

     Section 8.04.  Limitation on Liability of Servicer and Others.
               ----------------------------------------------
Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trustee or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders hereunder.

     Section 8.05.  _____________ Not To Resign as Servicer.
                    ---------------------------------------
Subject to the provisions of Section 8.03, ______________________ shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of ______________________ shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of ______________________ in accordance with Section 9.02.

     Section 8.06.  Representations of Backup Servicer.  The Backup
                    ----------------------------------
Servicer makes the following representations on which the Trustee relies in acquiring the Receivables and issuing the Certificates. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and each Subsequent Transfer Date and shall survive the sale of the Receivables to the Trust.

          (a)  Organization and Good Standing.  The Backup Servicer
               ------------------------------
     is duly organized and validly existing as a banking corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables.

          (b)  Due Qualification.  The Backup Servicer is duly
               -----------------
     qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

          (c)  Power and Authority.  The Backup Servicer has the
               -------------------
     corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Backup Servicer by all necessary corporate action.

          (d)  Binding Obligation.  This Agreement constitutes a
               ------------------
     legal, valid and binding obligation of the Backup Servicer enforceable in accordance with its terms.

     Section 8.07.  Merger or Consolidation of, or Assumption of
                    --------------------------------------------
the Obligations of, Backup Servicer.  Any Person (a) into which the
- -----------------------------------
Backup Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Backup Servicer shall be a party or (c) which may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person shall have executed an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) the Backup Servicer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (ii) the Rating Agency Condition shall have been satisfied with respect to such transaction. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i) and (ii) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

     Section 8.08.  Resignation as Backup Servicer.  Subject to the
                    ------------------------------
provisions of Section 8.07, the Backup Servicer may resign upon 30 days' written notice to the Trustee; provided, however, that no such resignation shall become effective unless and until a successor reasonably acceptable to the

Trustee shall have assumed the responsibilities and obligations of the Backup Servicer and the Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that if the Backup Servicer shall have resigned after its determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law as evidenced by an Opinion of Counsel to such effect delivered to the Trustee, then, in the event a successor Backup
Servicer is not appointed within 30 days after such a resignation, the Backup Servicer may petition a court for its removal.


                                  ARTICLE IX

                                   Default
                                   -------

     Section 9.01.  Servicer Default.  If any one of the following
                    ----------------
events (each, a "Servicer Termination Event") shall occur and be continuing:

          (a) any failure by the Servicer to deliver or cause to be delivered to the Trustee for deposit in any of the Accounts any required payment or to direct the Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five business days after discovery of such failure by an officer of the Servicer or after the date on which written notice of such failure shall have been given (A) to the Servicer by the Trustee or (B) to the Servicer and to the Trustee by the Holders of Certificates evidencing not less than 25% of the outstanding Certificate Balance; or

          (b) failure by the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given
     (1) to the Servicer by the Trustee or (2) to the Servicer and to the Trustee by the Holders of Certificates evidencing not less than 25% of the outstanding Certificate Balance; or

          (c) the occurrence of an Insolvency Event with respect to the Servicer;

then, and in each and every case, so long as the Servicer
Termination Event shall not have been remedied, either the Trustee or the Holders of Certificates evidencing not less than 25% of the outstanding Certificate Balance, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all the rights and obligations
(other than the obligations set forth in Section 8.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 9.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, for the benefit of the predecessor
Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents or otherwise.
The predecessor Servicer shall cooperate with the successor
Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Termination
Event, the Trustee shall give notice thereof to each Rating Agency.

     Section 9.02.  Appointment of Successor. (a)  Upon the
                    ------------------------
Servicer's receipt of notice of termination pursuant to
Section 9.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Trustee and the Backup Servicer of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor
Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. If the Trustee appoints the Backup
Servicer as successor Servicer in accordance with Section (4.14)
(after confirmation from each Rating Agency that such appointment will not result in the withdrawal or downgrade of the then current ratings of the Certificates), the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the Backup Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such succession or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement. Notwithstanding the above, if the Backup Servicer is legally unable or unwilling to act as Servicer, the Trustee will appoint a successor Servicer to act as Servicer. As compensation for acting as successor Servicer, the Backup Servicer shall be entitled to receive the Servicing Fee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Trustee without further action shall automatically be appointed the successor Servicer and the Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

     (b) Upon appointment, the successor Servicer (including the Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

     (c) The Servicer may not resign unless it is prohibited from serving as such by law.

     Section 9.03.  Notification to Certificateholders.  Upon any
                    ----------------------------------
termination of the Servicer or appointment of a successor to the Servicer pursuant to this Article IX, the Trustee shall give prompt written notice thereof to Certificateholders and each Rating
Agency.

     Section 9.04.  Waiver of Past Defaults.  The Holders of
                    -----------------------
Certificates evidencing not less than a majority of the outstanding Certificate Balance may, on behalf of all Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Accounts in accordance with this Agreement or in respect of a covenant or the Servicer or provision herein that cannot be waived without the consent of each Certificateholder (with respect to which event the related waiver will require the approval of the Holders of all Certificates). Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                  ARTICLE X

                                 The Trustee
                                 -----------

     Section 10.01.  Duties of Trustee.   (a)  Prior to the
                    ------------------
occurrence of a Servicer Termination Event, and after the curing of any such Servicer Termination Event that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

     (b) The Trustee, both prior to and after the occurrence of a Servicer Termination Event, shall undertake to perform such duties as are specifically set forth herein. If a Servicer Termination Event has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that, if the Trustee shall have assumed the duties of the Servicer pursuant to Section 9.02, the Trustee, in performing such duties, shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

     (c) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; provided, however, that the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

     (d) The Trustee shall take and maintain custody of the Schedule of Receivables included as an exhibit to this Agreement and to each Subsequent Transfer Agreement and shall retain all Servicer's Certificates identifying Receivables that become Purchased Receivables or Liquidated Receivables.

     (e) The Trustee shall not be liable for any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Certificate Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust, or exercising any trust or power conferred upon the Trustee under this Agreement.

     (f) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent actions, its own negligent failure to act or its own bad faith or willful misconduct; provided, however, that the Trustee shall not be liable for any error of judgment made in good faith by a Trustee Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

     (g) Except to the extent the Trustee is acting as successor Servicer pursuant to Section 9.02, no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

     (i) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with its obligations hereunder unless the Trustee obtains actual knowledge of such failure or receives written notice of such failure from the Servicer or Holders of Certificates representing in the aggregate not less than 25% of the Certificate Balance.

     (j) None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     Section 10.02.  Certain Matters Affecting Trustee.   Except as
                     ---------------------------------
otherwise provided in Section 10.01:

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) The Trustee may consult with counsel, and the written advice or opinion of counsel with respect to legal matters or relating to this Agreement or the Certificates shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it under this Agreement in good faith and in accordance with such advice or opinion of such counsel.

     (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, nothing contained in this Agreement shall relieve the Trustee of its obligation, upon the occurrence of a Servicer Termination Event (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

     (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Agreement; provided, that such conduct does not constitute willful misconduct, bad faith or negligence on the part of the Trustee.

     (e) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

     Section 10.03.  Trustee Not Liable for Certificates or
                     --------------------------------------
Receivables.  The recitals contained herein and in the Certificates
- -----------
(other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related document. The
Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection or priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation before receipt of notice or other discovery of any breach thereof; or any action of the Servicer taken in the name of the Trustee.

     Section 10.04.  Trustee May Own Certificates.  The Trustee in
                     ----------------------------
its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Depositor and the Servicer in banking transactions with the same rights that it would have if it were not Trustee.

     Section 10.05.  Trustee's Fees and Expenses.  The Servicer
                     ---------------------------
shall pay to the Trustee, and the Trustee shall be entitled to receive as compensation for its services hereunder, such fees as have been separately agreed upon before the date hereof between the Servicer and the Trustee, and the Trustee shall be entitled to reimbursement by the Servicer for its reasonable expenses under this Agreement, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement, except any such expenses and fees that may arise from the Trustee's negligence, willful misfeasance or bad faith or that is the responsibility of Certificateholders under this Agreement.

     Section 10.06.  Eligibility Requirements for Trustee.  The
                     ------------------------------------
Trustee shall at all times be a corporation having an office in the same state as the location of the Corporate Trust Office; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

     Section 10.07.  Resignation or Removal of Trustee.  The
                     ---------------------------------
Trustee may resign at any time and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Servicer shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and shall pay all fees owed to the outgoing Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.08. The Servicer shall provide notice of any resignation or removal of the Trustee to each of the Rating Agencies.

     Section 10.08.  Successor Trustee.  Any successor Trustee
                     -----------------
appointed pursuant to Section 10.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting its appointment as successor Trustee under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor
Trustee shall be eligible pursuant to Section 10.06.

     Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice thereof to all Certificateholders and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 10.09.  Merger or Consolidation of Trustee.  Any
                     ----------------------------------
corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, that such corporation is eligible to serve as Trustee pursuant to
Section 10.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Rating Agencies.

     Section 10.10.  Appointment of Co-Trustee or Separate Trustee.
                     ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in any such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 10.06 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.08.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (a) All rights, powers, duties and obligations conferred or imposed upon any such separate trustee or co-trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (c) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

     Section 10.11.  Representations and Warranties of Trustee.
                     -----------------------------------------
The Trustee makes the following representations and warranties, on which the Depositor and Certificateholders shall be deemed to rely:

          (a)  The Trustee is a ______________________ banking
     corporation, validly existing and in good standing under the laws of the State of ______________________ .

          (b) The Trustee has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, this Agreement and each Basic Document to which it is a party, and has taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and each Basic Document to which it is a party.

          (c) This Agreement and each Basic Document to which it is a party have been duly executed and delivered by the Trustee and shall constitute legal, valid and binding obligations of the Trustee, subject to applicable bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

          (d) The execution, delivery and performance by the Trustee of this Agreement and each Basic Document to which the Trustee is a party (i) shall not violate any provision of any law governing the banking and trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or bylaws of the Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Trustee is a party, which violation, default or Lien could reasonably be expected to materially and adversely affect the Trustee's performance or ability to perform its duties under this Agreement or any Basic

     Document to which it is a party or the transactions contemplated in this Agreement or any such Basic Document.

          (e) The execution, delivery and performance by the Trustee of this Agreement and each Basic Document to which the Trustee is a party shall not require the authorization, consent, approval of, or the giving of notice to or the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.


                                  ARTICLE XI

                                 Termination
                                 -----------

     Section 11.01.  Termination of the Trust.   (a)  The
                     ------------------------
respective obligations and responsibilities of the Depositor, the Servicer, the Backup Servicer and the Trustee hereunder and the Trust created hereby shall terminate upon the earlier to occur of
(1) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust and (2) the time provided in
Section 11.02; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of this Agreement. The Servicer shall promptly notify the Trustee and the Rating Agencies of any prospective termination pursuant to this Section.

     (b) Except as provided in Section 11.01(a), neither the Depositor nor any Certificateholder or Certificate Owner shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation of the Certificates, shall be given by the Trustee by letter to Certificateholders mailed not earlier than the ___ day and not later than the ___ day of the calendar month immediately preceding the calendar month in which such final Distribution Date shall occur, stating (1) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (2) the amount of such final payment and (3) that the Record Date otherwise applicable to such Distribution Date will not be applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.07.

     In the event that all of the Certificateholders shall not have surrendered their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders requesting that such Certificateholders surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Depositor.

     Section 11.02.  Optional Purchase of All Receivables.  On each
                     ------------------------------------
Determination Date as of which the outstanding principal balance of the Certificates is equal to or less than 10% of the initial
Certificate Balance, the Servicer shall have the option to purchase the Receivables. To exercise such option, the

Servicer shall deposit to the Collection Account pursuant to Section 5.06 an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables) and shall succeed to all interests in and to the Receivables.


                                 ARTICLE XII

                           Miscellaneous Provisions
                           ------------------------

     Section 12.01.  Amendment.  This Agreement may be amended by
                     ---------
the Depositor, the Servicer, the Backup Servicer and the Trustee, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to, or changing in any manner or eliminating any provision in, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement may also be amended from time to time by the Depositor, the Servicer, the Backup Servicer and the Trustee and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made on any Certificate or (b) reduce the aforesaid percentage of the Certificate Balance required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding.

     Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.02(i). The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 12.02.  Protection of Title to Trust.  (a)  The
                     ----------------------------
Depositor and the Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Depositor and the Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the

UCC, unless the Depositor or the Servicer, as the case may be, shall have given the Trustee at least five days' prior written notice of such change and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) The Depositor and the Servicer shall have an obligation to give the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain its principal executive office and each office from which it shall service Receivables within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (1) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (2) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of any transfer of Receivables under this Agreement or the Transfer Agreement, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivables shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

     (f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

     (g) The Servicer shall permit the Trustee and its agents to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable at any time during normal business hours upon reasonable notice.

     (h) Upon request, the Servicer shall furnish to the Trustee, within five business days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     (i) The Servicer shall deliver to the Trustee, promptly after the execution and delivery of this Agreement and of each amendment hereto and on each Subsequent Transfer Date, an Opinion of Counsel stating that, in the opinion of such Counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action is necessary to preserve and protect such interest.

     Section 12.03.  Separate Counterparts.  This Agreement may be
                     ---------------------
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.04.  Limitation on Rights of Certificateholders.
                     ------------------------------------------
(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, or entitle such

Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, or otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

     (b) No Certificateholder shall have any right to vote (except as provided in Section 10.01(e) or 12.01) or in any manner otherwise to control the operation and management of the Trust or the obligations of the parties to this Agreement; nor shall any provision in this Agreement or contained in the Certificates be construed as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

     (c) No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless: (1) such Holder previously shall have given to the Trustee written notice of a continuing Servicer Termination Event; (2) the Holders of Certificates evidencing not less than 25% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (3) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and (4) during such 60-day period no request or waiver inconsistent with such written request shall have been given to the Trustee by Holders representing a majority of the Certificate Balance. It is understood and intended that no one or more Certificateholders shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Agreement to affect, disturb or prejudice the rights of any other Certificateholder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement.

     Section 12.05.  Governing Law.   THIS AGREEMENT SHALL BE
                     -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.06.  Notices.  All demands, notices and
                     -------
communications upon or to the Depositor, the Servicer, the Backup Servicer, the Trustee, or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to ______________________; (b) in the case of the Servicer, to
______________________; (c) in the case of the Backup Servicer, to
______________________; (d) in the case of the Trustee, to
______________________; (e) in the case of the Rating Agencies, to
______________________. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

     Section 12.07.  Severability of Provisions.  Any provision of
                     --------------------------
this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 12.08.  Assignment.  Notwithstanding anything to the
                     ----------
contrary contained herein, except as provided in Sections 7.04 and
8.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer and the Backup Servicer, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Trustee.

     Section 12.09.  Third-Party Beneficiaries.  This Agreement
                     -------------------------
shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 12.10.  Certificates Nonassessable and Fully Paid.
                     -----------------------------------------
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever.

     Section 12.11.  Limitations on Rights of Others.  The
                     -------------------------------
provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Backup Servicer, the Trustee, and the Certificateholders, and nothing in this Agreement, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim in respect of the Trust or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 12.12.  Headings.  The headings of the various
                     --------
Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
                                      48

     IN WITNESS WHEREOF, the Depositor, the Servicer, the Backup
Servicer and the Trustee have caused this Pooling and Servicing
Agreement to be duly executed by their respective officers as of the day and year first above written.


                              FINANCIAL ASSET SECURITIES CORP.,
                                   as Depositor



                              By: _________________________________
                                   Name:
                                   Title:


                              ______________________, as Trustee



                              By: _________________________________
                                   Name:
                                   Title:


                              ______________________, as Servicer



                              By: _________________________________
                                   Name:
                                   Title:


                              ______________________, as Backup
                                        Servicer



                              By: _________________________________
                                   Name:
                                   Title:

                                                                   SCHEDULE I

                           Schedule of Receivables
                           -----------------------

                                                                  SCHEDULE II

                        Location of Receivables Files
                        -----------------------------

                                                                    EXHIBIT A

                         Form of Class A Certificate
                         ---------------------------


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DISTRIBUTIONS  IN  REDUCTION  OF  THE  PRINCIPAL  BALANCE  OF  THIS
CLASS  A CERTIFICATE   WILL  BE  MADE  IN  INSTALLMENTS  AS  SET
FORTH  HEREIN.  ACCORDINGLY,  THE  OUTSTANDING  PRINCIPAL  AMOUNT
OF THIS CLASS A CERTIFICATE AT ANY TIME MAY BE LESS THAN THE
AMOUNT  SHOWN  ON  THE FACE  HEREOF.

NUMBER                                              $
R-1                                                       CUSIP NO.

                          FASCO AUTO TRUST 199__-__

                 ________%  ASSET BACKED CERTIFICATE, CLASS A

evidencing a fractional undivided interest in the Trust (as defined below), the property of which includes a pool of motor vehicle retail installment sale contracts (the "Contracts") secured by new and used automobiles, vans and light duty trucks.

(This Class A Certificate does not represent an interest in, or an obligation of, Financial Asset Securities Corp. or any of its Affiliates, except to the extent described below.)

     THIS CERTIFIES THAT CEDE & CO. is the registered owner of ______________________ DOLLARS nonassessable, fully-paid, fractional undivided interest in FASCO Auto Trust 199__-__ (the "Trust") formed pursuant to the Pooling and Servicing Agreement dated as of ______________________ (the "Agreement"), among
Financial Asset Securities Corp., as Depositor, ______________________, as Trustee, ______________________, as
Servicer, and ______________________, as Backup Servicer, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

     This Certificate is one of a duly authorized series of Certificates, designated as the ________% Asset Backed Certificates, Class A (the "Class A Certificates"), all issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Servicer, the Backup Servicer, the Trustee and the Certificateholders. The Class A Certificates are subject to all the terms of the Agreement.

     The property of the Trust includes (i) a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, vans and light duty trucks (the "Receivables"); (ii) all moneys (including accrued interest) received thereunder on or after the applicable Cutoff Date; (iii) a security interest in the monies on deposit in the Pre-Funding Account; (iv) all amounts and property from time to time held in or credited to the Collection Account; (v) security interests in the Financed Vehicles and any accessions thereto; (vi) the right to receive payments from the Reserve Account, to the extent and under the circumstances set forth in the Agreement; (vii) the right to receive all proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the

Obligors, as the case may be; (viii) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Depositor, the Servicer or the Trustee; (ix) all of the Depositor's right to all documents contained in the Receivable Files; (x) certain rights under the Security Agreement; and (xi) any and all proceeds of the foregoing.

     Under the Agreement, there will be distributed on the ________ day of each month or, if such ________ day is not a business day, the next succeeding business day (each, a "Distribution Date"), commencing on ______________________, to the Person in whose name this Class A Certificate is registered at the close of business on the day immediately preceding such Distribution Date (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class A Certificateholders on such Distribution Date.

     It is the intent of the Depositor, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust be treated as a grantor trust and the Certificates be treated as interests in a grantor trust. The Depositor, the Servicer, the Trustee and each Certificateholder or Certificate Owner, by its acceptance of a Certificate or of a beneficial interest in a Certificate, as the case may be, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

     Distributions on this Class A Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Person identified as the Holder of record thereof in the Certificate Register, without the presentation or surrender of this Class A Certificate or the making of any notation hereon, except that with respect to Class A Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     THIS  CLASS  A  CERTIFICATE  SHALL  BE  CONSTRUED  IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE
OBLIGATIONS,  RIGHTS  AND  REMEDIES  OF  THE PARTIES  HEREUNDER
SHALL  BE  DETERMINED  IN  ACCORDANCE  WITH  SUCH  LAWS.

     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class A Certificate to be duly executed.

Date:                              FASCO AUTO TRUST 199__-__

                              By: ______________________, not in
its individual capacity but solely as Trustee



                              By: _________________________________
                                      Authorized Signatory


                        CERTIFICATE OF AUTHENTICATION

     This is one of the Class A Certificates referred to in the within-mentioned Agreement.


Date:                         ______________________ , not in its
individual capacity but solely as Trustee



                              By: _________________________________
                                     Authorized Signatory

                       (REVERSE OF CLASS A CERTIFICATE)

     The Class A Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Backup Servicer, the Trustee or any of their respective Affiliates, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class A Certificate is not guaranteed by the Depositor, the Servicer, the Backup Servicer, the Trustee, or any other entity, and is limited in right of payment to certain collections and recoveries with respect to the Receivables and certain other amounts, all as more specifically set forth herein and in the Agreement.
A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Backup Servicer, and the Trustee and the rights of the Certificateholders at any time by the Depositor, the Servicer, the Backup Servicer, and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance.
Any such consent by the Holder of this Class A Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Class A Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class A Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Class A Certificate is registerable in the Certificate Register upon surrender of this Class A Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Agreement is the Trustee.

     Except as provided in the Agreement, the Class A Certificates are issuable only as registered certificates without coupons in a minimum denomination of $______________________ and integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; provided, however, that such right of purchase is exercisable only as of the last day of any Collection Period as of which the Certificate Balance is less than or equal to 10% of the initial Certificate Balance.

                                  ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

the within Class A Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ________________________

______________________, attorney, to transfer said Class A

Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                         _________________________________*/
                                                          -


                              Signature Guaranteed:


                                   ______________________*/
                                                         -

______________________

*/  NOTICE:  The signature to this assignment must correspond with
- -
the name as it appears on the face of the within Class A Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                   EXHIBIT B

                         Form of Class B Certificate
                         ---------------------------

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN, EXCEPT AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR
OTHER  USE  HEREOF  FOR  VALUE  OR  OTHERWISE  BY OR  TO  ANY
PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CLASS B CERTIFICATE WILL BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.



NUMBER                                               $
R-1                                                         CUSIP NO.

                          FASCO AUTO TRUST 199___-__

                 ________%  ASSET BACKED CERTIFICATE, CLASS B

evidencing a fractional undivided interest in the Trust (as defined below), the property of which includes a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, vans and light duty trucks.

(This Class B Certificate does not represent an interest in, or an obligation of, Financial Asset Securities Corp. or any of its Affiliates, except to the extent described below.)

     THIS CERTIFIES THAT CEDE & CO. is the registered owner of ______________________ DOLLARS nonassessable, fully-paid, fractional undivided interest in FASCO Auto Trust 199___-__ (the "Trust") formed pursuant to the Pooling and Servicing Agreement dated as of ______________________ (the "Agreement"), among
Financial Asset Securities Corp., as Depositor, ______________________, as Servicer, ______________________, as
Backup Servicer, and ______________________, as Trustee, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

     This Certificate is one of a duly authorized series of Certificates, designated as the ________% Asset Backed Certificates, Class B (the "Class B Certificates"), all issued under the Agreement, to which Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Depositor, the Servicer, the Backup Servicer, the Trustee and the Certificateholders. The Class B Certificates are subject to all the terms of the Agreement.

     The property of the Trust includes (i) a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, vans and light duty trucks (the "Receivables"); (ii) all moneys received thereunder on or after the applicable Cutoff
Date; (iii) a security interest in the monies on deposit in the Pre-Funding Account; (iv) all amounts and property from time to time held in or credited to the Collection Account; (v) security interests in the Financed Vehicles and any accessions thereto; (vi) the right to receive payments from the Reserve Account, to the extent and under the circumstances set forth in the Agreement;
(vii) the right to receive all proceeds from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (viii) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of the Depositor, the Servicer or the Trustee; (ix) all of the Depositor's right to all documents contained in the Receivable Files; (x) certain rights under the Security Agreement; and (xi) any and all rights of the foregoing.

     Under the Agreement, there will be distributed on the ________day of each month or, if such ________day is not a business day, the next succeeding business day (each, a "Distribution Date"), commencing on ______________________, to the Person in whose name this Class B Certificate is registered at the close of business on the day immediately preceding such Distribution Date (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Class B Certificateholders on such Distribution Date.

     The Holder of this Class B Certificate acknowledges and agrees that its right to receive distributions in respect of this Certificate are subordinated to the rights of Holders of the Class A Certificates, to the extent set forth in the Agreement.

     It is the intent of the Depositor, the Servicer, the Trustee and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust be treated as a grantor trust and the Certificates be treated as interests in a grantor trust. The Depositor, the Servicer, the Trustee and each Certificateholder or Certificate Owner, by its acceptance of a Certificate or of a beneficial interest in a Certificate, as the case may be, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust.

     Distributions on this Class B Certificate will be made as provided in the Agreement by the Trustee by wire transfer or check mailed to the Person identified as the Holder of Record hereof in the Certificate Register, without the presentation or surrender of this Class B Certificate or the making of any notation hereon, except that with respect to Class B Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

     THIS CLASS B CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


     IN WITNESS WHEREOF, the Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class B Certificate to be duly executed.


                              FASCO AUTO TRUST 199__-__

                              By: ________, not in its individual
capacity but solely as Trustee




Date:                         By:  _______________________________
                                      Authorized Signatory


                        CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the within-mentioned Agreement.


Date:                              ______________________, not in
its individual capacity but solely as Trustee



                              By: ________________________________
                                        Authorized Signatory

                       (REVERSE OF CLASS B CERTIFICATE)

     The Class B Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Backup Servicer, the Trustee or any of their respective Affiliates, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Agreement. In addition, this Class B Certificate is not guaranteed by the Depositor, the Servicer, the Backup Servicer, the Trustee, or any other entity, and is limited in right of payment to certain collections and recoveries with respect to the Receivables and certain other amounts, all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Backup Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Backup Servicer, and the Trustee with the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and on all future Holders of this Class B Certificate and of any Class B Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Class B Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No registration of transfer of this Class B Certificate will be made unless the Trustee first receives either a representation letter, in the form described in Section 6.03 of the Agreement, stating that the transferee is not a Benefit Plan and is not acting on behalf of a Benefit Plan or using the assets of a Benefit Plan to effect such purchase. Any transfer of this Class B Certificate that does not satisfy the requirements set forth in Section 6.03 of the Agreement shall be void and of no effect.

     Except as provided in the Agreement, the Class B Certificates are issuable only as registered certificates without coupons in a minimum denomination of $______________________ and integral multiples of $1,000 in excess thereof; provided that one Class B Certificate may be issued in such denomination as is required to include any residual amount. As provided in the Agreement and subject to certain limitations therein set forth and described in the preceding paragraph, Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held by the Trust. The Servicer of the Receivables may at its option purchase the Trust property at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Class B Certificates; provided, however, that such right of purchase is exercisable only as of the last day of any Collection Period as of which the Certificate Balance is less than or equal to 10% of the initial Certificate Balance.

                                  ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE



_________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

the within Class B Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ______________________,

attorney, to transfer said Class B Certificate on the books of the

Certificate Registrar, with full power of substitution in the premises.


Dated:

                              ______________________________*/
                                                            -




                                   Signature Guaranteed:


                                   ______________________*/
                                                         -


_________________________________

*/  NOTICE:  The signature to this assignment must correspond with
- -
the name as it appears on the face of the within Class B Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                    EXHIBIT C

                         Form Of Depository Agreement

                          Letter of Representations
                   (To be Completed by Issuer and Trustee)


              __________________________________________________
                               (Name of Issuer)


              __________________________________________________
                              (Name of Trustee)

                                                          __________________

(Date)

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099



     Re:  _______________________________________________________

          _______________________________________________________

          _______________________________________________________

                       (Issue Description)



Ladies and Gentlemen:




     This letter sets forth our understanding with respect to

certain matters relating to the above-referenced issue (the

"Securities").  Trustee will act as trustee with respect to the

Securities pursuant to a trust indenture dated _________________,

199__ (the "Document").  ______________________ (the "Underwriter")

is distributing the Securities through The Depository Trust Company

("DTC").


     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:


     1. Prior to closing on the Securities on ______________________, 199__, there shall be deposited with DTC one Security certificate' registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule I hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each
$150 million certificate shall bear the following legend:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

     3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the
"Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification
Department at (516) 227-4039 or (516) 227-4190.  If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                    Manager; Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY 11530-4719

     4. In the event of an invitation to tender the Securities, notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                    Manager; Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    7 Hanover Square; 23rd Floor
                    New York, NY 10004-2695

     5. All notices and payment advances sent to DTC shall contain the CUSIP number of the Securities.

     6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at
(212) 709-1723, or if by mail or by any other means to:

                    Manager; Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square; 22nd Floor
                    New York, NY 10004-2695

     7.   (NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND
           ----
CROSS OUT THE OTHER:) (The interest accrual period is record date
- ---------
to record date.) (The interest accrual period is payment date to payment date.)

     8. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:

                    Manager; Cash Receipts
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square; 24th Floor
                    New York, NY 10004-2695

     9.   (NOTE:  ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND
           ----
CROSS OUT THE OTHER:)
- ---------

          Securities Eligible for DTC's Same-Day Funds Settlement
          -------------------------------------------------------
("SDFS") System.
- ---------------
     Other principal payments (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trustee.

          Securities Eligible for DTC's Next-Day Funds Settlement
          -------------------------------------------------------
("NDFS") System.
- ---------------
     Other principal payments (redemption payments) shall be made in next-day funds by Trustee to Cede & Co., as nominee of DTC, or its registered assigns, on each payment date. Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                    NDFS Redemptions Manager
                    Reorganization/Redemptions Department
                    The Depository Trust Company
                    7 Hanover Square; 23rd Floor
                    New York, NY 10004-2695

     10. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     11. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

     12. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     13. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     14. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither
DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     15. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                                   Very truly yours,
- -----
A.  If there is a Trustee (as defined
in this Letter of Representations),      _________________________________
Trustee as well as Issuer must sign                   (Issuer)
this Letter.  If there is no Trustee,
in signing this Letter Issuer itself
undertakes to perform all of the         By: _______________________________
obligations set forth herein.                (Authorized Officer's Signature)


B.  Schedule B contains statements
that DTC believes accurately describe     ___________________________________
DTC,  the method  of  effecting book-                 (Trustee)
entry transfers of securities
distributed through DTC, and certain
related matters.                         By: ________________________________
                                             (Authorized Officer's Signature)







Received and Accepted:

THE DEPOSITORY TRUST COMPANY

By:_________________________________




cc:  Underwriter
     Underwriter's Counsel

                                                                   SCHEDULE I
                                                                   ----------



                                (Describe Issue)

CUSIP     Principal Amount    Maturity Date  Interest Rate
- -----     ----------------    -------------  -------------

                                                                   SCHEDULE B
                                                                   ----------


                      SAMPLE OFFERING DOCUMENT LANGUAGE
                     DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                     -----------------------------------
(PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN
ISSUES)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered pin the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for (each issue of the Securities, (each) in the aggregate principal amount of such issue, and will be deposited with DTC. (If, however, the aggregate principal amount of (any) issue exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.)

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records.
Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial
Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial
Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     (6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.)

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Agent, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or the Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     (9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to the (Tender/Remarketing) Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to the (Tender/Remarketing) Agent. The requirement for physical delivery of Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records.)

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Issuer or the Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

                                                                    EXHIBIT D

                        FORM OF SERVICER'S CERTIFICATE

                                                                    EXHIBIT E


                          RECEIVABLE FILES CHECKLIST

                                                                    EXHIBIT F


                  FORM OF DEPOSITOR'S RECEIVABLE ASSIGNMENT

                                                                    EXHIBIT G


                    FORM OF SUBSEQUENT TRANSFER ASSIGNMENT


TRANSFER No. ________ OF SUBSEQUENT RECEIVABLES dated as of
______________________, between FINANCIAL ASSET SECURITIES CORP., as depositor (the "Depositor"), ______________________, as trustee (the "Trustee"), ______________________, as servicer, and
______________________, as backup servicer, pursuant to the Pooling and Servicing Agreement referred to below.


                                   Recitals

     WHEREAS the Depositor, the Trustee, the Servicer and the Backup Servicer are parties to a Pooling and Servicing Agreement dated as of ___________________ (as amended or supplemented from time to time, the "Pooling and Servicing Agreement");

     WHEREAS pursuant to the Pooling and Servicing Agreement, the Depositor has agreed to convey the Subsequent Receivables to the Trust; and

     WHEREAS, the Trustee, on behalf of the Certificateholders and the Trust, is willing to accept such conveyance, and the Servicer and Backup Servicer are willing to act as servicer and backup servicer, respectively, of the Subsequent Receivables, subject to the terms and conditions hereof;

     NOW, THEREFORE, the Depositor, the Trustee, the Servicer and the Backup Servicer hereby agree as follows:

     1.   Defined Terms.  Capitalized terms used herein shall have
          -------------
the meanings ascribed to them in the Pooling and Servicing
Agreement unless otherwise defined herein.

     "Subsequent Cutoff Date" shall mean, with respect to the
      ----------------------
Subsequent Receivables conveyed hereby, _________________________.

     "Subsequent Transfer Date" shall mean, with respect to the
     -------------------------
Subsequent Receivables conveyed hereby, ____________________.

     2.   Schedule of Receivables.  Annexed hereto is a supplement
          -----------------------
to Schedule I to the Pooling and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

     3.   Conveyance of Subsequent Receivables.  In consideration
          ------------------------------------
of the Trustee's delivery to or upon the order of the Depositor of $______________________, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, for the benefit of the Certificateholders, without recourse (except as provided in the Pooling and Servicing Agreement), all right, title and interest of the Depositor in and to (but none of the obligations of the Depositor with respect to):

          (a) the Subsequent Receivables and all moneys received thereon on or after the Subsequent Cutoff Date plus all related Payaheads as of the Subsequent Cutoff Date;

          (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables, any other right to realize upon property securing any Subsequent Receivable and any other interest of the Depositor in such Financed Vehicles;

          (c)  any proceeds with respect to the Subsequent
     Receivables from claims on any Insurance Policies relating to the Financed Vehicles or Obligors;

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

          (d) proceeds of any recourse (but none of the obligations) to Dealers on Subsequent Receivables;

          (e) any Financed Vehicle that shall have secured a Subsequent Receivable and shall have been acquired by or on behalf of the Depositor, the Trust or the Servicer;

          (f)  the related Receivable Files; and

          (g)  the proceeds of any and all of the foregoing.

     4.   Representations and Warranties of the Depositor.  The
          -----------------------------------------------
Depositor hereby represents and warrants to the Trustee as of the date of this Agreement and as of the Subsequent Transfer Date that:

          (a)  Legal, Valid and Binding Obligation.  This Agreement
               -----------------------------------
     constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity).

          (b)  Organization and Good Standing.  The Depositor has
               ------------------------------
     been duly organized and is validly existing as a corporation in good standing under the laws of the State of ____________________, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell, transfer and assign the Receivables.

          (c)  Due Qualification.  The Depositor is duly qualified
               -----------------
     to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (d)  Power and Authority.  The Depositor has the power
               -------------------
     and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property sold and assigned to the Trust hereby and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

          (e)  No Violation.  The consummation of the transactions
               ------------
     contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), or violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (f)  No Proceedings.  There are no proceedings or
               --------------
     investigations pending or, to the Depositor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the

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

      consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

          (g)  Insolvency.  As of the Subsequent Cutoff Date and
               ----------
     the Subsequent Transfer Date, neither the Depositor nor ______________________ is insolvent nor will either of them have been made insolvent after giving effect to the conveyance set forth in Section 3 of this Agreement, nor is either of them aware of any pending insolvency.

          (h)  Principal Balance.  The aggregate Principal Balance
               -----------------
     of the Subsequent Receivables listed on the supplement to Schedules I annexed hereto and conveyed to the Trust pursuant this Agreement as of the Subsequent Cutoff Date is $______________________.

     5.   Conditions Precedent.  The obligation of the Trust to
          --------------------
acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the
               ------------------------------
     representations and warranties made by the Depositor in
     Section 4 of this Agreement and in the Pooling and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

          (b)  Purchase Agreement Conditions.  Each of the
               -----------------------------
     conditions set forth in the Pooling and Servicing Agreement applicable to the conveyance of Subsequent Receivables shall have been satisfied.

          (c)  Collections.  The Depositor shall have deposited to
               -----------
     the Collection Account all collections in respect of Subsequent Receivables required to be deposited by the Depositor to the Collection Account pursuant to the Pooling and Servicing Agreement.

          (d)  Delivery of Assignment.  The Depositor shall have
               ----------------------
     delivered an Assignment substantially in the form of Exhibit
     A to the Pooling and Servicing Agreement.

          (e)  Additional Information.  The Depositor shall have
               ----------------------
     delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and the Pooling and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

     6.   Ratification of Agreement.  As supplemented by this
          -------------------------
Agreement, the Pooling and Servicing Agreement is in all respects ratified and confirmed and the Pooling and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

     7.   Counterparts.  This Agreement may be executed in two or
          ------------
more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument

     8.   Governing Law.  This Subsequent Purchase Agreement shall
          -------------
be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Servicer and the Backup Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.


                              FINANCIAL ASSET SECURITIES CORP.,
                               as Depositor



                              By: _________________________________
                                   Name:
                                   Title:


                              ____________, as Trustee



                              By: _________________________________
                                   Name:
                                   Title:


                              ____________, as Servicer



                              By: _________________________________
                                   Name:
                                   Title:


                              ____________, as Backup Servicer



                              By: _________________________________
                                   Name:
                                   Title:

                                                                    EXHIBIT H



                REPRESENTATIONS AND WARRANTIES OF ____________
         UNDER SECTION 3.02(B) OF THE RECEIVABLES PURCHASE AGREEMENT



                                     H-1